AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 10, 2001

                           REGISTRATION NO. 333-37930
 - -----------------------------------------------------------------------------
 - -----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                 Amendment No. 2
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           Adar Alternative One, Inc.
             (Exact name of registrant as specified in its charter)

-------------------------------------------- ----------------------------------------- ------------------------------------------
Florida                                      6770                                      Applied For

-------------------------------------------- ----------------------------------------- ------------------------------------------
-------------------------------------------- ----------------------------------------- ------------------------------------------

State or other jurisdiction of               PRIMARY STANDARD INDUSTRIAL               I.R.S. Employer Identification No.
incorporation or organization                CLASSIFICATION CODE NUMBER
-------------------------------------------- ----------------------------------------- ------------------------------------------

                                 10 Troon Place
                                  P.O. Box 289
                                Mashpee, MA 02649

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Michael T. Williams
                              2503 W. Gardner Ct.
                                Tampa, FL 33611
                        TELEPHONE and FAX: 813.831.9348

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ]
*registration number,

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]

                            ------------------------

 CALCULATION OF REGISTRATION FEE


Title of each                     Proposed          Proposed
class of          Amount          maximum           maximum         Amount of
securities        to be           offering price    aggregate       registration
to be             registered(1)   per unit          offering price  fee(2)
registered

Common            10,007,500        n/a              n/a               $100
Stock, par
Value - no


(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Impulse Communications pursuant to the merger described herein.
(2)  The registration fee has been calculated pursuant to Rule 457(f )(2).

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

PROSPECTUS
                           Adar Alternative One, Inc.

Adar Alternative One, Inc., a Florida corporation, and Impulse Communications, Inc., a Nevada corporation, have entered into a merger agreement. Adar Alternative One is a private company with no assets or operations originally formed to acquire a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Impulse Communications goal was to go public through that process and only through that process, a decision it had made before it contacted Adar Alternative One.

In assisting Impulse Communications to reach this goal, Adar Alternative One had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Impulse Communications. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Impulse Communications and the NASD, Adar Alternative One considered the following:

o The board of Impulse Communications has the legal right under Nevada state law to require that the transaction be structured as a reverse merger with a shell.

o Impulse Communications could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Nevada state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Impulse Communications to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Impulse Communications' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Impulse Communications' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

There is no current market for the securities of Adar Alternative One. It is anticipated that a market maker will file to secure for the surviving company a listing on the over-the-counter bulletin board after this registration statement is declared effective.

Each outstanding share of Impulse Communications common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Adar Alternative One common stock. When the merger closes, Adar Alternative One will change its name to Impulse Communications and will be the surviving corporation.

The following table contains comparative share information for shareholders of Impulse Communications and Adar Alternative One immediately after the closing of the merger.

----------------- -------------------------------- ------------------------------- --------------------
                   The former shareholders of       The current shareholders of     Total
                   Impulse Communications           Adar Alternative One
----------------- -------------------------------- ------------------------------- --------------------
----------------- -------------------------------- ------------------------------- --------------------
Number            10,007,500                       400,000                         10,407,500
----------------- -------------------------------- ------------------------------- --------------------
----------------- -------------------------------- ------------------------------- --------------------
Percentage        96%                              4%                              100%
----------------- -------------------------------- ------------------------------- --------------------

The 4% of shares retained by the current shareholders of Adar Alternative One were issued upon formation for a capital contribution of $79. Adar Alternative One will receive a merger fee of $125,000 from Impulse Communications.

The officers and director and affiliates of Adar Alternative One and Impulse Communications own a majority of the issued and outstanding stock of each company. Shareholders of Impulse Communications should be aware that:

o  There will be no stockholders' meeting.
o This prospectus will be used to solicit written consents of Impulse Communications stockholders. Consents must be received no later than 60 days from the date this prospectus is mailed to Impulse Communications stockholders.
o Dissenters' rights of appraisal exist and are more fully described on page __.
o There is no material interest, direct or indirect, by security holdings or otherwise, of affiliates of Impulse Communications in the proposed merger.
o Shareholders and affiliates of Adar Alternative One will retain shares in the surviving company and $62,500 in director's fees and $62,500 in legal fees paid from the merger fee.

The merger presents risks. You should review "Risk Factors" beginning on page ___.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Adar Alternative One common stock to be issued in the merger or if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The prospectus is being sent to Impulse Communications stockholders on ____, 2001.

                        SOLICITATION OF WRITTEN CONSENTS

NOTICE IS HEREBY GIVEN to stockholders of Impulse Communications, Inc. that in accordance with the provisions of Nevada law, Impulse Communications stockholders are asked to consider and give Impulse Communications stockholders written consent to a proposal to approve:

o       The  merger  agreement  and  plan  of  reorganization   between  Impulse
        Communications, a Nevada corporation, and Adar Alternative One, Inc., a Florida corporation

o The articles of merger which will be filed with the offices of the secretary of state of the state of Nevada.

In the materials accompanying this notice, Impulse Communications stockholders will find a prospectus relating to the merger proposal and a form of written consent. The prospectus more fully describes the proposal and includes information about Adar Alternative One and Impulse Communications. Impulse Communications strongly urges its stockholders to read and consider carefully this document in its entirety.

On-Line Connecting System's board of directors has determined that the merger is fair to Impulse Communications stockholders and in Impulse Communications stockholders best interests. Accordingly, the board of directors of Impulse Communications has unanimously approved the merger agreement and the board unanimously recommends that Impulse Communications stockholders consent to the transaction.

Impulse Communications, Inc.

Eric Borgos
Chairman and President

                                 WRITTEN CONSENT

If Impulse Communications stockholders want to give their consent and vote FOR the merger, please sign below and return to:

Eric Borgos, President
Impulse Communications, Inc.
468 Kingstown Road, #4
Wakefield, RI  02879
Phone:  401-789-0885
Fax:  401-789-1207


Stockholder #1 Signature____________________________________________

Print or Type Name      ____________________________________________


Stockholder #2 Signature____________________________________________


Print or Type Name      ____________________________________________


Number of Shares        ____________________________________________

All consents must be received no later than 60 days from the date this prospectus is sent to stockholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 5,375,000 shares of Impulse Communication's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Impulse. If Impulse Communications stockholders do not wish to give their consent to vote for the merger, they may do nothing.

Remember, however, that Impulse Communications stockholders must comply with the appropriate provisions of Nevada law to exercise dissenters rights. These rights are summarized in the prospectus. The relevant Nevada statute is attached as an appendix to the prospectus.


                                     SUMMARY

This summary provides a brief overview of the key aspects of this offering.

The merger agreement is filed as an exhibit to and is incorporated by reference into this registration statement. Accordingly, the prospectus incorporates important business and financial information about the transaction that is not included in or delivered with the prospectus. This information is available without charge to security holders upon written or oral request, as follows:

                             Eric Borgos, President
                          Impulse Communications, Inc.
                             468 Kingstown Road, #4
                              Wakefield, RI 02879
                              Phone: 401-789-0885
                               Fax: 401-789-1207

To obtain timely delivery, security holders must request the information no later than five business days before the date they must make their investment decision. This date is no more than 5 days after the date of this prospectus.

The Parties to the Merger

                                 10 Troon Place
                                  P.O. Box 289
                                Mashpee, MA 02649
                                  508.477.5000

Adar Alternative One is a private company with no assets or operations originally formed to acquire a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Impulse Communications goal was to go public through that process and only through that process, a decision it had made before it contacted Adar Alternative One.

In assisting Impulse Communications to reach this goal, Adar Alternative One had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Impulse Communications. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Impulse Communications and the NASD, Adar Alternative One considered the following:

o The board of Impulse Communications has the legal right under Nevada state law to require that the transaction be structured as a reverse merger with a shell.

o Impulse Communications could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Nevada state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Impulse Communications to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Impulse Communications' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Impulse Communications' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

Adar Alternative One has never offered or sold any securities in either a registered or unregistered transaction except for issuing shares to its two stockholders upon its formation.

Adar Alternative One is not currently a company which is listed for trading on the over-the-counter bulletin board. Before securing approval of an application to be listed on the over-the-counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over-the-counter bulletin board for the surviving company.


                          Impulse Communications, Inc.
                             468 Kingstown Road, #4
                              Wakefield, RI 02879
                              Phone: 401-789-0885
                               Fax: 401-789-1207

Impulse Communications, Inc. was originally organized as a sole proprietorship in 1990 and reorganized as a Nevada corporation in 2000. Impulse Communications, Inc. owns and operates websites on the Internet. For the most part, Impulse acts as a sales agent for other websites on the Internet. Customers of Impulse's websites click through to websites of third party providers of goods or services. Impulse is paid a fee for each click through. Impulse also operates several websites which sell products or services directly.

Neither Impulse Communications nor Adar Alternative One has paid any dividends.

Merger Matters

o The boards of directors of Adar Alternative One and Impulse Communications recommend approving the merger.

o The boards of directors of Adar Alternative One and Impulse Communications each believe that the merger is fair and in the best interest of their shareholders.

o The board of directors of Impulse Communications has not obtained an opinion from an independent advisor that the Adar Alternative One shares to be receive by Impulse Communications stockholders is fair from a financial point of view to Impulse Communications stockholders.

o The merger will not be closed unless the following conditions are met or waived:

   o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

   o  This registration statement is effective under the Securities Act.

   o The merger qualifies as a tax-free reorganization under Section 368 of the code.

   o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

   o  Holders  of   less  than   10%  of  the  outstanding  shares  of   Impulse
      Communication's common stock are entitled to dissenters' rights.

o  The merger agreement may be terminated as follows:

   o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

   o  Prior to the mutually agreed closing date, either party may terminate

      o  Following the insolvency or bankruptcy of the other.
      o If any one or more of the conditions to closing is not capable of fulfillment.

o This prospectus is being used to solicit written consents of Impulse Communications stockholders.

   o All consents must be received no later than 60 days from the date this prospectus is sent to shareholders. Written consents may be revoked during this period but are not revocable after written consents have been received from common stockholders owning more than 5,003,750 shares of Impulse Communication's issued and outstanding common stock, which is 50% of all issued and outstanding common stock of Impulse Communications.

   o There are 10,007,500 shares of Impulse Communications common stock outstanding as of the date this prospectus is being sent to its shareholders. Each of its shareholders is entitled to one vote for each share of common stock held.

   o A majority vote of the common stockholders is required to approve the merger.

   o Written consents will be counted by the board of Impulse Communications. If an Impulse Communications shareholder does not return a written consent, the shareholder's shares will not count as a vote or be used in determining whether consents from Impulse Communications shareholders owning the more than 50% of its issued and outstanding common stock necessary to approve the merger have been received.

Comparison of the percentage of outstanding shares entitled to vote held by director, executive officer and affiliates and the vote required for approval of the merger

All of Adar Alternative One's shares are held by its director, executive officer and affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning all of Adar Alternative One's common stock have executed a written consent voting to approve the merger. No further consent of any of the shareholders of Adar Alternative One is necessary to approve the merger under the laws of the state of Nevada.

Approximately 98% of Impulse Communication's shares are held by its director, executive officer and affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Assuming consents are secured from shareholders owning more than 50% of the stock of Impulse Communications, shareholders who did not consent to the merger will, by otherwise complying with Nevada corporate law, be entitled to dissenters' rights with respect to the proposed merger. No consents will be solicited or accepted until after the effective date of this prospectus. Based upon the ownership of more than 50% of Impulse Communications common stock by officer, director and affiliates, it appears that a favorable vote is assured.

Regulatory approval required

Neither Adar Alternative One nor Impulse Communications is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Nevada.

Dissenters' rights

Dissenters' rights of appraisal exist. In general, under Nevada law, any shareholder who does not give consent for the merger and files a written demand for appraisal with Impulse Communications within 10 days of the closing of the merger will be paid the fair market value of the shares on the date of the closing of the merger, as determined by the board of directors of Impulse
Communications. If you wish to exercise these rights, you must not consent in writing or otherwise vote in favor of the merger, must file a written demand within the prescribed time period, and follow other procedures. These rights and the way you exercise them are discussed in greater detail beginning on page ___.

Federal income tax consequences

Williams Law Group, P.A. has issued an opinion that neither Impulse Communications nor its shareholders will recognize gain or loss for federal income tax purposes as a result of the merger. Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.

The tax aspects of this transaction are discussed further on page   .

Selected Historical Financial Information

Adar Alternative One

The following selected historical financial information of Impulse Communications and Adar Alternative One has been derived from their respective historical financial statements, and should be read in conjunction with the financial statements and the notes, which are included in this prospectus.

The following information concerning Adar Alternative One is as of and for the period April 6, 1999 (date of corporation) to December 31, 1999 and the year ended December 31, 2000.

                          December 31, 2000           December 31, 1999
Total assets                           0                           0
Total liabilities                    750                           0
Equity                              (750)                          0
Sales                                  0                           0
Net loss                           4,750                       3,079
Net loss per share                     0                           0

Impulse Communications

The following selected financial information for the years ended December 31, 1999 and 1998 are derived from the financial statements of the predecessor proprietorship. The data should be read in conjunction with the financial statements.


                                                      Year Ended December 31,
                                                      1999               1998

Income statement data:
      Internet revenues                               $1,049,024        $430,200
      Cost of revenues                                   745,008         412,534
      Gross profit                                       304,016          17,666
      Operating expenses:
        Sales and marketing                                7,042          10,734
        General and administrative                        19,770           6,228
      Total operating expenses                            26,812          16,962
      Net income                                      $  277,204        $    704

      Common share data:
      Net income per share                                   N/A             N/A
      Book value                                             N/A             N/A
      Weighted average common shares outstanding             N/A             N/A
      Period end shares outstanding                          N/A             N/A

      Balance sheet data:
      Total assets                                     $  62,403        $ 48,769
      Working capital                                  $  35,701        $ 27,323
      Long-term obligations                            $       0        $      0
      Proprietor equity                                $  44,231        $ 33,066





                                  RISK FACTORS

RISKS CONCERNING IMPULSE COMMUNICATIONS

The majority of Impulse Communications' revenues come from commissions generated by sales of products and services by third party providers that it represents and to whom it refers customers from its websites. Actions taken by these providers could reduce its revenues.

Impulse Communications receives sales commissions from third-party providers for sale of their products and services. Its sales commissions may be reduced by a number of actions of these providers, including the following:

o Third-parties may increase the price of the products and services they provide, which could lead to reduces sales and reduced commissions paid to it.
o Many third-party providers may compete with it for customers and may decide to terminate their relationship with it.
o Impulse Communications' contracts with third-party providers are exclusively short-term and may be canceled with no notice.
o  Third-party providers may sell their products directly a lower cost.

These commissions account for approximately 90% of Impulse Communications' revenues.

Many of Impulse Communications' third party service providers have websites with adult content. Regulation of or litigation concerning content of these websites could reduce Impulse Communications revenues.

Many of Impulse Communications' websites click through to third party service providers that have websites with adult content. Impulse Communications operates its own websites with adult conduct. The majority of Impulse Communications revenues comes from this business.

Federal and State governments, along with various religious and children's advocacy groups, consistently propose and pass legislation aimed at restricting provision of, access to, and content of sexually explicit adult entertainment.

These groups also may file lawsuits against providers of adult entertainment, encourage boycotts against these providers and mount negative publicity. Although websites operated by Impulse Communications and its third party providers do not knowingly sell a product that has been judged to be obscene or illegal worldwide, including the U.S., these sales may be subject to successful legal attacks in the future.

Impulse Communications needs to pay fees of $10 per domain name each year to retain the rights to use the name. Impulse Communications anticipates purchasing additional domain names. Impulse Communications may be unable to pay the fees necessary to keep Impulse Communications' existing names or add additional domain names and websites using these names to take advantage of potential increased customer transactions or market opportunities, which would reduce Impulse Communications' revenues or slow Impulse Communications' revenue growth.

Impulse Communications anticipates that Impulse Communications will keep all existing domain names, purchase additional domain names for development and be develop additional websites for which it already owns the domain names and to take advantage of the potential growth of Impulse Communications' customer base and new market opportunities. It cannot guarantee that Impulse Communications will have the resources to keep or develop Impulse Communications' existing domain names or purchase additional domain names to accommodate Impulse Communications' anticipated growth.

Impulse Communications must retain and recruit key personnel. If it doesn't Impulse Communications' business could suffer because Impulse Communications' revenues may be reduced if it cannot recruit or lose these key employees.

Impulse Communication's business is dependent on the services of Mr. Borgos, its president. There is no employment agreement with or key person insurance on him. The loss of any of Mr. Borgos, particularly if lost to competitors, could harm its business.

Impulse Communication's management has significant control over stockholder matters, which may impact the ability of minority stockholders to influence Impulse Communication's activities.

Impulse Communication's officer and director controls the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to its certificate of incorporation and approval of significant corporate transactions. He owns approximately 98% of Impulse's outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Impulse Communications that might be beneficial to other stockholders.

The price of Impulse Communication's stock may fall if, after the merger, Impulse Communication's insiders sell a large number of their shares. It may also fall if non-insiders sell their shares as well. This could reduce the price for which Impulse Communication's shareholders may be able to sell their shares.

A sale of shares by existing Impulse Communications security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of its common stock in any market that might develop after the merger.

o After the merger, approximately 50 current non-insider stockholders of Impulse Communications will own an aggregate of 257,500 non-restricted shares of the total 10,007,500 shares outstanding. There will be no restrictions on resale of these shares after the merger.

o Adar Alternative One is also registering 400,000 shares held by its stockholders for resale on a separate registration statement.

o The remaining shares may also be sold, subject to resale restrictions imposed under Rule 144.

Rule 144 generally provides that a person owning shares subject to the Rule who has satisfied or is not subject to a one year holding period for the restricted securities may sell within any 90 day period an amount of restricted securities which does not exceed 1% of a company's outstanding common stock. These resales are subject to other restrictions as well.

If Impulse Communication's stock trades on the bulletin board after the merger, it may be subject to penny stock rules. This may make it more difficult for you to sell your shares.

Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. These requirements may have the effect of reducing the level of trading activity in Impulse Communication's stock after the merger if trading commences.

Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

It is anticipated that Impulse Communication's stock will trade on the over-the-counter bulletin board after the merger. Because the bulletin board does not operate under the same rules and standards as the Nasdaq stock market, shareholders of Impulse Communications may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. Nasdaq has no business relationship with issuers of securities quoted on the over-the-counter bulletin board. The SEC's order handling rules, which apply to Nasdaq-listed securities don't' apply to securities quoted on the bulletin board.

Although the Nasdaq stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the over-the-counter bulletin board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. This may inhibit the ability of shareholders of Impulse Communications to sell their shares when they want, how they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated the Impulse Communication's stock will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In time of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Impulse Communications may find it more expensive and time consuming to raise funds in a public offering after the merger closes. This could result in greater difficulty in raising funds if needed for operations or future growth.

A company whose shares are traded on the bulletin board is generally not eligible to use short-form registration statements on Form S-3. Having to utilize another form to register its securities may increase the time, cost and difficulty of raising funds in the future.


                               MERGER TRANSACTION

The merger agreement provides each outstanding share of Impulse Communications common stock, other than dissenting shares, as discussed later in this document, will be exchanged for one share of Adar Alternative One common stock. The following table contains comparative share information for shareholders of Impulse Communications and Adar Alternative One immediately after the closing of the merger.

----------------- -------------------------------- ------------------------------- --------------------
                   The former shareholders of       The current shareholders of     Total
                   Impulse Communications           Adar Alternative One
----------------- -------------------------------- ------------------------------- --------------------
----------------- -------------------------------- ------------------------------- --------------------
Number            10,007,500                       400,000                         10,407,500
----------------- -------------------------------- ------------------------------- --------------------
----------------- -------------------------------- ------------------------------- --------------------
Percentage        96%                              4%                              100%
----------------- -------------------------------- ------------------------------- --------------------

The agreement provides that at the closing of the merger, Adar Alternative One will elect a new officer and a new board of directors to consist of the current officer and current director of Impulse Communications. Prior to the merger, it will change its state of incorporation, articles and bylaws to be the same as those of Impulse Communications.

The agreement provides that Impulse Communication's shareholders who vote against the merger are entitled to dissenters' rights with respect to the proposed receipt of shares of Adar Alternative One common stock as set forth in your state's law. The agreement also provides for the payment to Adar Alternative One of a merger fee in the amount of $125,000.

None of the shares of Adar Alternative One common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of the shares of Adar Alternative One will be outstanding capital stock of Adar Alternative One after the closing of the merger.

The merger will be consummated promptly after this prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Nevada. Thereafter, Impulse Communications will cease to exist and Adar Alternative One will be the surviving corporation in the merger.

Bulletin board listing

Adar Alternative One will be subject to the reporting requirements of the Securities Exchange Act of 1934 in the calendar year in which the merger closes because it filed this registration statement. It intends to continue to be subject to those requirements in subsequent years by filing before the effective date of this registration statement a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

Upon closing of the merger, Adar Alternative One will seek to become listed on the over-the-counter bulletin board under the symbol "IMPL." If and when listed, the Impulse Communication's shareholders will hold shares of a publicly-traded Nevada corporation subject to compliance with the reporting requirements of the 1934 act.

As more fully described in the Risk Factors section, the bulletin board operates under different rules and in a manner different and generally less efficient and effective as Nasdaq.

Contacts between the Parties

In April, 1999, Mr. Sidney J. Golub of The Adar Group retained Williams Law Group, P.A. to form an acquisition corporation to acquire a private company that had already made a decision to go public via a reverse merger with a shell. At the request of Adar, as the attorney who formed the corporation and is a resident of the state of Florida, Mr. Williams agreed to serve as president and director of the corporation on behalf of an out of state client for whom the corporation was formed solely as a matter of administrative convenience until an acquisition candidate was identified. It was agreed with the client that thereafter, he would resign and Mr. Golub would serve as president and director. Upon formation, Mr. Williams and Mr. Golub were issued 1,000,000 shares each. Of the $125,000 merger fee to be paid to it by Impulse Communications under the terms of the merger agreement, Mr. Golub will receive $62,500 for his role as current president and director. The remaining $62,500 will be paid to Williams Law Group for legal services in preparing this registration statement.

In January, 2000, Mr. Eric Borgos, president of Impulse Communications contacted Mr. Golub through his website. Mr. Borgos engaged in several telephone discussions with Mr. Williams and Mr. Golub concerning their transaction structure. In their discussions, Mr. Williams and Mr. Golub told Mr. Borgos that they only represented Adar Alternative One. They did not represent and were not advising Impulse Communications in any way in the transaction.

Mr. Borgos indicated that Impulse Communications had already made a strategic decision to pursue investment liquidity through a reverse merger with a shell company that would become listed on the over the counter bulletin board.

Mr. Golub explained that he was represented by Williams Law Group, P.A.. As with other companies shell companies represented by Williams Law Group, Adar Alternative One could meet Impulse Communications' requirements. He indicated that the details of the transaction would be provided by Mr. Michael T. Williams, Esq., principal of Williams Law Group. Mr. Williams advised Mr. Borgos that he was only acting as an attorney for the shell corporation and that neither he nor his firm would not be representing or advising Impulse Communications in any way in or about the proposed transaction.

Mr. Williams told Mr. Borgos that his law firm, Williams Law Group, P.A., represented shell companies that could meet Impulse Communications' requirements. He indicated that he was only acting as an attorney for the shell corporation and that neither he nor his firm would not be representing or advising Impulse Communications in any way in or about the proposed transaction.

Mr. Williams indicated that his firm only represented shell companies that used a transaction structure that was different than most other reverse merger transactions Impulse Communications might be considering. Mr. Williams explained that in his firm's opinion, a traditional reverse merger with a public shell involved companies that:

o At one time had assets or operations but had gone out of business and, thus, were only the "shell" of a former operating business. As such, in his firm's opinion, these shell companies were susceptible of having unknown liabilities, unknown shareholders and unknown shareholder rights, such as options or registration rights.
o Often times were "public" in that they were listed and trading at the time of the merger.
o Many times attempted to transfer free trading shares to shareholders of the private company in controlled transactions that were nonetheless purported to be exempt under Rule 144k.
o The promoters and their affiliates sometimes participated in post-merger promotion of the surviving company's stock. The promoters and their affiliates always maintained control of resale decisions concerning the shares they retained and often sold these shares in a way that was adverse to the interests of the formerly private company and its shareholders.

In contrast, Mr. Williams explained that the transaction structure utilized by companies represented by his law firm only involved shell companies that:

o        Are new,  not "used,"  companies.  These  companies were formed by  Mr.
         Williams' law firm, in this case at the request of its client, Mr. Golub. These companies have never had any assets or operations. The only shareholder other than Mr. Williams in the case of Adar Alternative One is Mr. Golub. As such, these companies were known by Mr. Williams' law firm to have no unknown liabilities, shareholders or shareholder rights.
o Do not become listed and trading until after the SEC has cleared a 1933 Act and 1934 Act registration statement covering stock to be issued in the merger and the merger closed.
o Issue to shareholders of private companies only fully registered shares under an the 1933 Act registration statement rather than transferring shares to these shareholders purportedly in reliance upon a resale exemption provided under Rule 144k.
o Do not involve a situation in which Mr. Williams, his law firm or his client have any involvement with the surviving company in the transaction after the merger is closed.

o Mr. Williams and Mr. Golub do not and will not participate in post-merger promotion of the surviving company's stock.
o        Mr.  Golub will resign his positions at the closing of the merger.  Mr.
         Williams' law firm will also resign as counsel to the company at that time. They will not be involved with and will not provide legal or other representation or advice to the surviving company in any way after the merger closes.
o Mr. Williams does not exercise any control over the resale of his shares after the merger closes and the stock of the surviving company becomes listed for trading on the over the counter bulletin board. All the shares he retains are to be held at a large NASD member brokerage firm in an account over which the account executive - and not Mr. Williams - will have full, final and complete control of all resale decisions.

Mr. Mark Caron is the registered representative and account executive at Raymond James and Associates, Tampa, Florida who will be making these resale decisions for Mr. Williams shares.

It is anticipated that the standards to be used will be the following:

o        First  and foremost,  only legally tradable shares will be resold.  Mr.
         Williams won't allow non-tradable shares to be resold. Raymond James' compliance department won't allow that to happen either.

o Mr. Williams will tell Mr. Caron from time-to-time to sell sufficient shares in the portfolio to net us a certain amount of dollars.

o        Mr. Caron will review the portfolio.

o        He will first determine which shares can be legally resold.

o For the shares of Impulse Communications, this would mean that there is available an up-to-date selling shareholder prospectus that meets the prospectus delivery requirements for the resale of these shares.

o Of the shares of the various companies in the portfolio that can be legally resold, he will determine whether is there an adequate trading market for these shares to be able to resell them in a manner that will net the requested amount.

o Assuming that he can generate more than the requested amount by selling shares that meet these criteria, he will then determine which shares have the least potential for future appreciation.

o        These are the shares that will be sold.

There are three caveats to this procedure.

o First, it may well be that because of the burden imposed by the prospectus delivery requirement, the shares of Impulse Communications after the merger closes may all be resold as promptly as the market will allow at what is at least a reasonable price, subject to any existing option or lock-up agreements. None of these agreements exist for the retained shares of Impulse Communications.

o Second, in the interest of maintaining diversification of the portfolio or for similar reasons, he may also decide to sell shares of companies that he believes have a greater potential for appreciation than shares of other companies in the portfolio.

o Third, Mr. Caron has the discretion to sell any legally tradable shares in the portfolio at any time, regardless of whether he has received a request for funds from Mr. Williams.

Reasons for the Transaction Structure

Adar Alternative One, Inc., a Florida corporation, and Impulse Communications, Inc., a Nevada corporation, have entered into a merger agreement. Adar Alternative One is a private company with no assets or operations originally formed to acquire a private company that had made a decision to go public and secure a listing on the over the counter bulletin board through a reverse merger with a shell company. Impulse Communications goal was to go public through that process and only through that process, a decision it had made before it contacted Adar Alternative One.

In assisting Impulse Communications to reach this goal, Adar Alternative One had to structure a transaction to meet two separate requirements. One is factual. The other is legal. One is discretionary. The other is mandatory. The discretionary factual requirement is imposed by Impulse Communications. The mandatory legal requirement is imposed by the NASD.

In adopting this transaction structure to meet both the requirements of Impulse Communications and the NASD, Adar Alternative One considered the following:

o The board of Impulse Communications has the legal right under Nevada state law to require that the transaction be structured as a reverse merger with a shell.

o Impulse Communications could go public some way other than a reverse merger with a shell. But as the board in the proper exercise of its discretion under Nevada state law in making a business judgment has made its decision concerning the method the company will utilize to go public, this is not a relevant issue.

o The transaction must involve the filing of a 1933 Act or 1934 Act registration statement in order for Impulse Communications to secure a listing on the over the counter bulletin board.

o The use of a 1933 Act registration statement is acceptable to the NASD in order to meet its requirements for listing.

o The merger satisfies Impulse Communications' requirement concerning the way the company will go public. But the merger has nothing to do with meeting the NASD's requirement for securing a listing on the over the counter bulletin board, which is Impulse Communications' ultimate goal in the transaction. This registration statement, not the merger, satisfies the NASD listing requirement.

     Factual Requirement

Impulse Communications required that their going public transaction must involve a merger with a shell company. In order to meet this factual requirement, the transaction was structured to have Impulse Communications acquired by Adar Alternative One in a reverse merger. A reverse merger is a transaction in which Adar Alternative One and not Impulse Communications is the surviving company after the merger closes.

It is the board of Impulse Communications, not some third party, that has the right, indeed the duty, under Nevada state law to make a determination as to which method of going public is in the best interest of the company and its stockholders. The board selected this process rather than another because it determined that this process has a very valid business purpose: In the minds of its potential investors, its shareholders and its management, this method of going public was well known, universally accepted and proven to be successful. This method would therefore enhance Impulse Communications' ability to raise capital and provide its investors and shareholders with liquidity.

         Legal Requirement

Although this transaction structure meets Impulse Communications' factual requirement, the merger itself does nothing to meet the NASD's legal requirement that Impulse Communications must become subject to the provisions of section 15d of the 1934 Act to meet the listing requirement under NASD Rule 6530. According to the NASD's interpretation of the Rule, this requirement for listing is met by the filing of a 1933 Act registration statement.

NASD Rule 6530 limits quotations on the over the counter bulletin board to the securities of issuers that make current filings pursuant to Sections 13 and 15(d) of the 1934 Act. In "Eligibility Rule Q and A," January 21, 1999, posted on the over the counter bulletin board website at http://www.otcbb.com/news/EligibilityRule/eligruleq&a.stm the NASD advised companies that wanted to become listed on the over the counter bulletin board that

         In order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934. [emphasis added]

So clearly, a registration statement such as this filed under the 1933 Act meets the NASD's requirement for listing.

That same statement of the NASD also indicates that the company must be a mandatory, not a discretionary, reporting company. Under section 15d of the 1934 Act and related regulations and interpretations, that requirement is met for the year in which this registration statement is declared effective. However, there may some uncertainty as to the mandatory reporting status thereafter. Accordingly, to avoid any uncertainty in this area, Adar Alternative One will file a companion registration statement on Form 8-A, the form prescribed for discretionary registration of securities under section 12(g) of the 1934 Act. The filing of the companion registration statement on form 8-A will assure continued compliance with NASD Rule 6530 in the years after this registration statement is declared effective, so long as the surviving company remains current in its reporting requirements.

NASD Rule 6530 is not met by the merger. It is met by structuring the transaction to have the shares that are issued to Impulse Communications' shareholders in the merger registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act on Form 8-A.

Although this transaction structure is utilized to meet Impulse Communications' requirement of going public through a reverse merger with a shell company, this registration statement is not being filed because of that requirement. It is being filed because in order for Impulse Communications to reach its goal of going public, the requirement imposed by the NASD has to be satisfied. This registration statement, and not the merger, is what meets that requirement.

Thus, by being acquired by Adar Alternative One in a transaction in which shares that are issued to Impulse Communications' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act, Impulse Communications meets both the NASD legal requirement of going public - Rule 6530 - and its own factual requirement for the way it wants to go public - a reverse merger with a shell company.

Reasons for the Merger

Both the board of directors of Adar Alternative One and Impulse Communications have recommended approving the merger. Neither of the boards of directors of Adar Alternative One or Impulse Communications requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Adar Alternative One and its shareholders or Impulse Communications and its shareholders.

In considering the merger, the Adar Alternative One board took note of the fact that Impulse Communications met its acquisition candidate profile in that it was a private company that had already determined to go public through merger with a shell when it first contacted Adar Alternative One. In addition, the board noted Impulse Communications could produce audited financial statements and other information necessary for the filing of this registration statement and had agreed to pay the required merger fee to Adar Alternative One, Accordingly, the Adar Alternative One board determined that the merger proposal was fair to, and in the best interests of, Adar Alternative One and the Adar Alternative One's shareholders.

The board of Impulse Communications also concluded that this transaction fully met Impulse Communications' business objective in the manner the board deemed to be the most appropriate consistent with its business decision to go public through a process involving a reverse merger with a shell corporation. A reverse merger is a merger in which Adar Alternative One, rather than Impulse Communications, is the surviving company.

The board noted the transaction structure proposed by Adar Alternative One would meet its objective of going public because it involved a transaction in which shares that are issued to Impulse Communications' shareholders in the merger are registered under this 1933 Act registration statement and simultaneously registered under the 1934 Act. As such, Impulse Communications would be able to meet the prerequisites of going public using the method it desired.

The Impulse Communications board recommended approving the merger because it concluded that the merger and its terms, including the merger fee to be paid to Adar Alternative One and the shares retained by shareholders of Adar Alternative One after the merger closed, were fair and in the best interests of Impulse Communications' shareholders. The board recommended Impulse Communications' shareholders approve the merger.

The board's conclusion and recommendation were based upon the following:

o Impulse Communications did not consider other methods of going public to be appropriate. The board determined that a reverse merger with a shell was the only acceptable alternative because this process, in the minds of its shareholders and its management, was:

   o    Well known
   o    Universally accepted
   o    Proven to be successful

   The board took note that the bulletin board might not be as efficient or effective as Nasdaq. The board also pointed out that Impulse Communications didn't qualify for Nasdaq listing in any case.

   The board noted that there would be increased expense because of the requirement to become and remain an SEC reporting company in order to secure and maintain the bulletin board listing. Nonetheless, the board felt in its best business judgment that recognizing and acting upon investor, shareholder and management requests and desires for liquidity as soon as possible was in the long-term best interest of Impulse Communications and its business.

o The board investigated a number of individuals and entities who offered to assist the company in becoming a reporting, listed and trading company through a reverse merger. The board concluded that the transaction structure proposed by Adar Alternative One had significant advantages over other types of reverse merger transaction structures. And it concluded that counsel to Adar Alternative One possessed a higher level of honesty, knowledge, experience and competence necessary for a successful transaction than it felt would be available through other alternatives.

o The merger fee and number of shares retained were reasonable, particularly in comparison to traditional shell reverse merger transactions. They were also reasonable in view of the knowledge and experience of the attorney for Adar Alternative One.

Having made these decisions, the board felt that to undertake this transaction in some other manner with some other company or individuals would be inconsistent with the decision the board in the proper exercise of the discretion it is allowed under the business judgment standards of Nevada law and the interests and desires of all the shareholders of Impulse Communications.

Interests of Certain Persons in the Merger

Upon the closing of the merger, the current director and executive officer of Impulse Communications will become the director and executive officer of the surviving corporation.

Mr. Williams' law firm will receive a fee of $62,500 paid from the merger fee. He will retain 200,000 shares following the merger. Mr. Golub will be paid a director's fee of $62,500 and will retain 200,000 shares following the merger. These shares will be registered for resale.

Material Federal Income Tax Consequences

The following discussion summarizes all the material federal income tax consequences of the merger. This discussion is based on currently existing provisions of the Internal Revenue code of 1986, existing and proposed Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the Impulse Communications shareholders, as described below.

Williams Law Group has addressed this opinion to most of the typical shareholders of companies such as Impulse Communications. However, some special categories of shareholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o  Dealers in securities
o  Banks
o  Insurance companies
o  Foreign persons
o  Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction
o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

It also do not address the tax consequences of the merger under foreign, state or local tax laws.

Williams Law Group strongly urges shareholders of Impulse Communications to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

Neither Adar Alternative One nor Impulse Communications has requested, or will request, a ruling from the Internal Revenue Service, or IRS, with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

It is the opinion of Williams Law Group, P.A., counsel to Adar Alternative One, that the merger will constitute a reorganization under Section 368(a) of the code. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent the description relates to statements of law, it is correct in all material respects. The following tax consequences are implicit in the firm's opinion that the merger is a 368(a) reorganization. This discussion summarizes the tax opinion given by counsel.

As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under currently applicable law, result:

o No gain or loss will be recognized for federal income tax purposes by the holders of Impulse Communications common stock upon the receipt of Adar Alternative One common stock solely in exchange for Impulse Communications common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

o The aggregate tax basis of the Adar Alternativ e One common stock received by Impulse Communications shareholders in the merger will be the same as the aggregate tax basis of the Impulse Communications common stock surrendered in merger.

o The holding period of the Adar Alternative One common stock received by each Impulse Communications shareholder in the merger will include the period for which the Impulse Communications common stock surrendered in merger was considered to be held, provided that the Impulse Communications common stock so surrendered is held as a capital asset at the closing of the merger.

o A holder of Impulse Communications common stock who exercises dissenters' rights for the Impulse Communications common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of
   Section 356(a) (2) of the code after giving effect to the constructive ownership rules of the code.

o Neither Adar Alternative One nor Impulse Communications will recognize gain solely as a result of the merger.

o There is a continuity of interest for IRS purposes with respect to the business of Impulse Communications. This is because shareholders of Impulse Communications have represented that they will not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their Impulse Communications common stock in anticipation of the merger, plus the Adar Alternative One common stock received in the merger that the Impulse Communications shareholders, as a group, would no longer have a significant equity interest in the Impulse Communications business being conducted by Adar Alternative One after the merger. This opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Impulse Communications would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

   o the sum of the fair market value, as of the closing of the merger, of the Adar Alternative One common stock issued in the merger plus the amount of the liabilities of Impulse Communications assumed by Adar Alternative One

             and

   o  Impulse Communication's basis in the assets

o Impulse Communications shareholders would recognize gain or loss with respect to each share of Impulse Communications common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the Adar Alternative One common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the Adar Alternative One common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of Adar Alternative One common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Impulse Communications common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that Impulse Communications shareholders were treated as receiving, directly or indirectly, consideration other than Adar Alternative One common stock in merger for Impulse Communication's shareholder's common stock, gain or loss would have to be recognized.

Exclusivity.

Until either the merger agreement is terminated or the merger closed, Impulse Communications has agreed not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of Impulse Communications or the shares of capital stock of Impulse Communications.

Similarly, until either the merger agreement is terminated or the merger closed, Adar Alternative One has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company.

Termination.

The merger will not be closed unless the following conditions are met or waived:

o No material adverse change has occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of either company

o   This registration statement is effective under the Securities Act.

o The merger qualifies as a tax-free reorganization under Section 368 of the code.

o No litigation seeking to enjoin the merger or to obtain damages is be pending or threatened.

o   Holders  of  less  than    10%  of  the    outstanding  shares  of   Impulse
    Communication's common stock are entitled to dissenters' rights.

The merger agreement may be terminated as follows:

o If the closing has not occurred by any date as mutually agreed upon by the parties, any of the parties may terminate at any time after that date by giving written notice of termination to the other parties. No party may terminate if it has willfully or materially breached any of the terms and conditions of the agreement.

o   Prior to the mutually agreed closing date, either party may terminate

    o  Following the insolvency or bankruptcy of the other.
    o If any one or more of the conditions to closing is not capable of fulfillment.

As Adar Alternative One goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of Adar Alternative One. If this occurs or if Impulse Communications cancels the agreement after paying the first installment, all fees previously received by Adar Alternative One will be retained.

Dissenters' Rights

The following summary of dissenters' rights under Nevada law is qualified in its entirety by reference to section 92, Nevada Statutes, but includes all material aspects of that section. Adar Alternative One has filed copies of these statutes as an appendix to the registration statement.

Impulse Communications stockholders who oppose the proposed merger will have the right to receive payment for the value of their shares as set forth in sections 92a.300 through 92a.500 of the Nevada law. The dissenters' rights will be available only to stockholders of Impulse Communications who refrain from voting in favor of the merger.

Voting against the merger will not constitute notifying Impulse Communications of the intention to demand payment if the merger is closed.

A stockholder must exercise dissenters' rights for all of the shares that he or she owns.

Since the vote to authorize the merger will take place by written consent, Impulse Communications will be required to notify by mail those stockholders who, by virtue of having refrained from voting in favor of the merger, are entitled to payment for their shares. Dissenters notices must be sent no later than ten days after consummation of the merger. The notice must

o   State where demand for payment must be sent
o   State when certificates must be deposited
o State the restrictions on transfer of shares that are not evidenced by a certificate once demand has been made
o   Supply a form on which to demand payment
o   Set a date by which demand must be received
o   Include a copy of the  relevant portions of the Nevada law

Unless a stockholder acquired his or her shares after Impulse Communications sends the dissenters notices, Impulse Communications must calculate the fair market value of the shares plus interest, and within 30 days of the date Impulse Communications receives the demand, pay this amount to any stockholder that properly exercised dissenters' rights and deposited certificates with Impulse Communications. If Impulse Communications does not pay within 30 days, a stockholder may enforce in court Impulse Communication's obligation to pay. The payment must be accompanied by

o   Impulse Communication's  interim  balance  sheet,
o   A statement  of the fair market value of the shares,
o   An explanation of how the interest was calculated,
o   A statementof  dissenters' right to  demand  payment,  and
o   A copy of the relevant portions of the Nevada Law.

Within 30 days of when Impulse Communications pays a dissenting stockholder for his or her shares, the stockholder has the right to challenge Impulse Communication's calculation of the fair market value of the shares and interest due, and must state the amount that he or she believes to represent the true fair market value and interest of the shares. If Impulse Communications and the stockholder are not able to settle on an amount, Impulse Communications may petition a court within 60 days of making payment to the dissenting stockholder. If Impulse Communications does not either settle with the stockholder or petition a court for a determination within 60 days, Impulse Communications is obligated to pay the stockholder the amount demanded that exceeds Impulse Communication's calculation of fair market value plus interest. All dissenters are entitled to judgment for the amount by which the fair market value of their shares is found to exceed the amount previously remitted, with interest.

It is a condition to Impulse Communication's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Impulse Communication's common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10% of the outstanding shares of Impulse Communication's common stock, and, as a consequence more than 10% of the shareholders of Impulse Communications become entitled to exercise dissenters' rights, then Adar Alternative One will not be obligated to consummate the merger.

Accounting Treatment

For accounting purposes, the merger will be treated as a reorganization by Impulse Communications.

Merger Procedures

Unless otherwise designated by an Impulse Communications shareholder on the transmittal letter, certificates representing shares of Adar Alternative One common stock issued to Impulse Communications shareholders will be issued and delivered to the tendering Impulse Communications shareholder at the address on record with Impulse Communications . In the event of a transfer of ownership of shares of Impulse Communications common stock represented by certificates that are not registered in the transfer records of Impulse Communications , the shares may be issued to a transferee if the certificates are delivered to the transfer agent, accompanied by all documents required to evidence the transfer and by evidence satisfactory to the transfer agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of

o An affidavit of that fact from the holder claiming the certificates to be lost, mislaid or destroyed.
o The bond, security or indemnity as the parent corporation and the merger agent may reasonably require.
o Any other documents necessary to evidence and effect the bona fide merger, the transfer agent shall issue to holder the shares into which the shares represented by the lost, stolen, mislaid or destroyed.
o   Certificates have been converted.

Neither Adar Alternative One, Impulse Communications , nor the transfer agent is liable to a holder of Impulse Communication's common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Impulse Communication's shareholders constitutes ratification of the appointment of the transfer agent.

After the closing of the merger, holders of certificates will have no rights with respect to the shares of Impulse Communications common stock represented thereby other than the right to surrender the certificates and receive in merger the shares of Adar Alternative One common stock to which the holders are entitled.

              IMPULSE COMMUNICATIONS SELECTED FINANCIAL INFORMATION

The following selected financial information for the years ended December 31, 1999 and 1998 are derived from the financial statements of the predecessor proprietorship. The data should be read in conjunction with the financial statements.
                                            Year Ended December 31, 1999 1998

Income statement data:
      Internet revenues                              $1,049,024         $430,200
      Cost of revenues                                  745,008          412,534
      Gross profit                                      304,016           17,666
      Operating expenses:
        Sales and marketing                               7,042           10,734
        General and administrative                       19,770            6,228
      Total operating expenses                           26,812           16,962
      Net income                                     $  277,204         $    704

      Common share data:
      Net income per share                                  N/A              N/A
      Book value                                            N/A              N/A
      Weighted average common shares outstanding            N/A              N/A
      Period end shares outstanding                         N/A              N/A

      Balance sheet data:
      Total assets                                    $  62,403         $ 48,769
      Working capital                                 $  35,701         $ 27,323
      Long-term obligations                           $       0         $      0
      Proprietor equity                               $  44,231         $ 33,066



    IMPULSE COMMUNICATIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements included herein for the year end December 31, 1998 and December 31, 1999 and for first 9 months ending September 30, 2000 and 1999.

Results of Operations

December 31, 1998 and December 31, 1999

Total revenues increased 144% to $ 1,049,024 for the year ended December 31, 1999 from $430,200 for the same period in 1998. The increase was primarily due to the large number of new web sites that it created in 1999. It was also due to the increase in affiliate programs that were available for it to join, allowing it to offer a wider variety of products for sale to Impulse Communications' web site visitors. Many of Impulse Communications' web sites that were not making any money because there were no companies paying commissions in that industry were now able to make money through the new affiliate programs that it joined. Part of the increased revenue was also due to the increased popularity of Impulse Communications' existing web sites. Certain websites, such as bored.com, build a following over time through word of mouth, links on other websites, news articles, and improved search engine rankings.

The percentage of revenue by product segment changed significantly for the year ended December 31, 1999 as compared with the same period in 1998. Because of the increased advertising revenue from Impulse Communications' content driven sites like Bored.com, direct sales of services increased from 8.4% of total revenues to 41.2% of total revenues. Commissions decreased from 86.9% of total revenues to 53.8% of total revenues. Sales of network marketing web pages increased from 0% of total revenues to .3% of total revenues, as this segment of Impulse Communications' business was only started in 1999. The percentage of revenue from Virtual Malls and the Sale of Domain Names did not change significantly.

                      -------------------------------------- ---------------------- -----------------------------
                      Market Segment                                  1999 Revenue                  1998 Revenue
                      -------------------------------------- ---------------------- -----------------------------
                      -------------------------------------- ---------------------- -----------------------------
                      Commissions                                            53.8%                         86.9%
                      -------------------------------------- ---------------------- -----------------------------
                      -------------------------------------- ---------------------- -----------------------------
                      Virtual Malls                                             .2                            .2
                      -------------------------------------- ---------------------- -----------------------------
                      -------------------------------------- ---------------------- -----------------------------
                      Direct Sales of Services                                                               8.4
                                                                              41.2
                      -------------------------------------- ---------------------- -----------------------------
                      -------------------------------------- ---------------------- -----------------------------
                      Sales of Network Marketing Web Pages                      .3                           0.0
                      -------------------------------------- ---------------------- -----------------------------
                      -------------------------------------- ---------------------- -----------------------------
                      Sales of Domain Names                                    4.5                           4.5
                      -------------------------------------- ---------------------- -----------------------------


Impulse Communications' costs of revenues increased 114% to $625,008 for the year ended December 31, 1999 from $ 292,534 for the same period in 1998. The increase is primarily related to the increased number of web sites it now offers. These expenses include: purchase and maintenance of domain names and purchases of dedicated servers and web hosting and design. Each domain name cost $35 per year to register, and only a limited amount of web sites could fit on one server. Creating some of the web sites also involved paying web design fees to outside consultants for graphic design and programming.

As a result of the foregoing Impulse Communications' net income before distributions to Impulse Communications' president and income taxes increased 229% to $ 397,204 for the year ended December 31, 1999 from $ 120,704 for the same period in 1998.

Operating expenses increased 58% to $26,812 for the year ended December 31, 1999 from $ 16,962 for the same period in 1998. This increase was due to the expansion of Impulse Communications' operation to handle the higher volume of business transacted by Impulse Communications'.


First 9 months ending September 30, 2000 and 1999.

Total revenues increased 44% to $1,131,431 for the 9 month's ending September 30th, 2000 from $787,278 for the same period in 1999. The increase in revenues was primarily due to an increase in the number of new web sites created by the company in this period. Other contributing factors were the larger number of visitors to Bored.com, and the higher banner advertising rates that it received from advertisers. The higher banner ad rates that it obtained were a result of using advertising brokers such as the Sonar Network and Advertising.com to sell Impulse Communications' banner ad space.

The percentage of revenue by product segment did not change significantly as compared to the same period last year. In the coming months, it anticipates phasing out the following product segments: online malls and the sales of network marketing web pages. Although they are profitable ventures, they are not as lucrative as the other business segments that it derives income from.

Impulse Communications' costs of revenues increased 59% to $790,716 for the 9 months ending September 30th, 2000 from $497,564 for the same period in 1999. The increase is primarily related to the increased number of web sites it now offers. These expenses include the purchase of hundreds of new domain names and the implementation of several new dedicated servers for hosting these sites. There were also significant web design and programming costs associated with setting up these sites.

Operating expenses increased 1621% to $152,860 for the 9 months ending September 30th, 2000 from $16,684 for the same period in 1999. This large increase is mainly due to the legal costs and accounting fees associated with becoming a public company.

As a result of the foregoing Impulse Communications' net income before distributions to Impulse Communications' president and income taxes decreased 31% to $187,855 for the 9 months ended September 30th, 2000 from $273,030 for the same period in 1999.

Liquidity and Capital Resources

December 31, 1998 and December 31, 1999

Impulse Communications' working capital increased 31% to $ 35,701 at December 31, 1999 from $ 27,323 at December 31, 1998. During 1999 it generated approximately $ 393,000 in cash from operations of which it distributed $ 386,000 to Impulse Communications' president.

First 9 months ending September 30, 2000 and 1999.

Impulse Communications' working capital increased 42% to $110,233 at September 30th, 2000 from $77,592 at September 30th, 1999. During the first 9 months ending September 30th, 2000 it generated approximately $234,901 in cash from operations of which it distributed $20,000 to Impulse Communications' president.

Cash Flow Outlook

During 1998 and 1999, Impulse Communications' principal source of cash to fund Impulse Communications' business activities was from operating activities.

During 2000, it expects that the principal sources of cash to fund its business activities will be from operating activities and will be sufficient for the year.

Qualitative and Quantitative

Impulse Communication does not engage in investing in or trading market risk sensitive instruments. It also does not purchase, for investing, hedging, or for purposes "other than trading," instruments that are likely to expose it to market risk, whether interest rate foreign currency exchange, commodity price or equity price risk, except as noted in the following paragraph. It has not entered into any forward or future contracts, purchased any options or entered into any interest rate swaps. Additionally, it does not currently engage in foreign currency trading transactions to manage exposure for transactions denominated in currencies other than U.S. dollars.


                         IMPULSE COMMUNICATIONS BUSINESS

In 1990, Impulse Communications was formed as a sole proprietorship and reorganized as a Nevada corporation in 2000. Impulse Communications owns and operate more than 7000 websites on the World Wide Web.

Here are some significant events in its history:

o Impulse Communications was originally formed to provide computer consulting services such as installations of business automation software, computerized accounting systems, contact management software and point of sale systems.
o From 1995-1997, with the increasing acceptance of the Internet, its focus shifted to designing and hosting websites, while at the same time developing several websites of its own, such as invention.com, cashflow.com, findcash.com and sexmall.com.
o In the same time period, it also purchased 60 domain names from Network Solutions, a company that registers domain names for the Internet.
o Since 1998, Impulse Communications has focused exclusively on developing new websites using the domain names it already owns and
         continues   to  purchase   new  domain  names  each  month  for  future
         development.

Most of its revenue comes from selling products over the Internet. Instead of selling these products directly, Impulse Communications receives commissions from other companies for sales generated by customers Impulse Communications refers. Almost all of these products are offered at discount prices, which allows it to gain market share. Products sold include

o        Books
o        Music
o        Insurance
o        Travel
o        Sexually oriented adult entertainment items
o        Flowers
o        Cars
o        Food
o        Vitamins

The companies that pay it a commission provide the products and do the order-taking and shipping. About 50% of its revenue is from sexually oriented adult entertainment websites, with the other 50% from traditional websites.

Impulse Communications is also involved in the following activities:

o        Operating virtual malls
o        Sales of its own services
o        Developing  web  pages  for  distributors   of  network  marketing   or
         multi-level marketing companies
o        Sales of domain names owned by the company

Industry Overview

The Internet has emerged as a global medium enabling millions of people worldwide to share information, communicate and conduct business electronically. International Data Corporation, a research firm that covers information technology markets and trends, estimates that the number of Web users will grow from approximately 150 million worldwide in 1998 to approximately 500 million worldwide by the end of 2003.

The growing adoption of the Web represents an enormous opportunity for businesses to conduct commerce over the Internet. International Data Corporation estimates that commerce over the Internet will increase from approximately $40 billion worldwide in 1998 to approximately $900 billion worldwide in 2003.

According to Forrester Research, a research firm that analyzes technology changes and their impact on business, consumers and society, annual business-to-consumer e-commerce is estimated to grow from $8 billion in 1998 to $108 billion in 2003, and, business-to-business e-commerce is expected to grow from $43 billion in 1998 to $1.33 trillion in 2003.

While companies initially focused on facilitating and conducting transactions between businesses over the Internet, the business-to-consumer market has also become a significant market and is rapidly growing. These companies typically use the Internet to offer standard products and services that can be easily described with graphics and text and do not necessarily require physical presence for purchase, such as books, CDs, videocassettes, automobiles, home loans, airline tickets and online banking and stock trading. The Internet gives these companies the opportunity to develop one-to-one relationships with customers worldwide from a central location without having to make the significant investments required to build a number of local retail presences or develop the printing and mailing infrastructure associated with traditional direct marketing activities.

E-commerce is growing at such a high rate because the number of Internet users worldwide is growing rapidly. Nua Internet Surveys, a company that tracks Internet usage, estimates that as of January, 2000, there are 248.6 million
Internet users. This represents only about 5% of the world's population. As additional users connect to the Internet, the market increases. Also, Impulse Communications believes consumers are becoming more accustomed to making online purchases. Its experience indicates consumer believe they are able to find lower prices and a larger selection of products by using the Internet rather than their local stores. Impulse Communications believes consumers are becoming increasingly secure with using credit cards to purchase items online.

The Adult Entertainment Industry

Despite nearly two decades of intense political campaigning against the adult industry, consumer purchases of adult entertainment products have increased dramatically. The industry that has come to be known broadly as adult entertainment began its transformation two decades ago, with the advent of home video recorders and home videos. That revolution marked the beginning of the end of red-light districts in cities, where adult bookstores, X-rated theatres, peep shows, dingy strip joints and street prostitution once flourished.

During the 1980s, the availability of adult movies on videocassette and on cable television helped to legitimize the consumption of explicit material by putting it in the home setting. The result has been the legitimization of industry products by other businesses not traditionally associated with the adult entertainment industry. Video stores, long distance telephone carriers, satellite providers, cable companies, and even mutual funds, earn significant returns by supplying or investing in adult entertainment either directly or indirectly.

The distribution of sexually explicit material is intensely competitive. Hundreds of companies now produce and distribute films to wholesalers and retailers, as well as directly to the consumer. According to industry sources, in 1978 some 100 hard-core feature films were produced at a typical cost in today's dollars of approximately $350,000, while in 1997 nearly 8,000 new hard-core videos were released, some costing as little as a few thousand dollars to produce.

According to an industry report which appeared in IT News and World Report, February 10, 1997, Americans spent over $8 billion in 1996 on hard-core videos, peep-shows, live sex acts, adult cable programming, sexual devices, Internet adult entertainment and sexually explicit magazines. This amount is much larger than Hollywood's domestic box office receipts and larger than all the revenues generated by rock and country music recordings. The mainstream Hollywood film industry collects some $6 billion per year; the recorded music industry $8 billion; theater, opera and ballet $1.7 billion.

Inter@ctive Week, a publication that tracks Internet usage, recently evaluated the adult entertainment business at $1 billion annually for banner advertising, subscriptions, videoconferencing and products A more conservative figure from Forrester Research Inc. is $185 million in adult online entertainment in 1998, up from $101 million in 1996 and $137 million in 1997.

     Given the nature of the industry, financial data on Web porn are sketchy at best. But experts estimate it rakes in $700 million to $1 billion a year. That doesn't count the tons of loose change collected by amateur purveyors in online erotica. (The Dallas Morning News - 12/1/99). Today's legal porn business is a
           -----------------------
$56 billion global industry. (Forbes 06-14-1999)
                              ------

Estimates of the number of sex sites are as diverse as estimates for traffic and revenue. A recent search using the new Google.com search engine yielded 596,000 sites when the word sex was searched for. The adult age verification service, Adultcheck, one of many on the Internet, lists 80,000 participating adult entertainment sites. According to WebSideStory's Adult 10000, a website that tracks online consumers, there were 13,673 sites listed, averaging 16,041,825 visitors per day on August 5, 1998.

Pay sites have most of the adult content on the Internet, but free sites abound. Advertising from pay sites supports most of the free sites.

Adult Entertainment Revenues Projected for the Internet

--------------------------------------------------------------------------------
Year       Total Online Retail    Total Online Entertainment Adult Entertainment
--------------------------------------------------------------------------------

1997       $2.4 billion            $298 million            $137 million
1998       $4.8 billion            $591 million            $185 million
1999       $7.9 billion           $1.14 billion            $235 million
2000      $12.1 billion           $1.92 billion            $296 million

Source: Forrester Research Inc., People & Technology Strategies Report, October, 1997.

The tremendous growth of the Internet, including chat rooms and websites dedicated to adult entertainment, has resulted in millions of potential customers accessing these sites from the relative privacy of their personal computers worldwide.

Explicit adult entertainment websites have become controversial issues, with little being resolved. The websites have created debates about free speech versus child protection; free enterprise versus social good, and free markets versus fair business practices. Parents, politicians, clergy and Internet providers are all struggling with how to best protect children while allowing adults to set their own standards of behavior and taste. The access to most of the adult entertainment websites is far from being regulated. There are, however, both specialized websites that offer to verify the potential users' age an/or to block entry to the site for underage potential users.

Products and Services

Commissions (Selling Products and Services of Others)

Most of the Impulse Communications' revenue comes from commissions generated by selling products and services from other companies, such as:

o        Books, at bookshopper.com
o        Music, at buycds.com
o        Vitamins, at healthstore.com
o        Movies, at getmovies.com
o        Insurance, at insurancequotes.com
o        Travel, at cheapvacations.com
o        Mortgages, at getmortgages.com
o        Computers, at 4computers.com
o        Art, at orderprints.com
o        Telephone Phone Service, at telephoneusa.com
o        Video Games, at gamebuying.com
o        Landscaping, landscaper.com
o        Health Products at healthdeals.com
o        Gifts, at buypresents.com
o        Web Pages, at cyberinfo.com
o        Flowers, at getflowers.com
o Sexually explicit items, at pornomovies.com, sexmall.com, and buysextoys.com.

To represent products and services, Impulse Communications fills out an online form to signup as an affiliate, giving its name and address for them to send payments to. They also have a terms and conditions page posted on the web site, which Impulse Communications checks an box online saying Impulse Communications agrees. There are never any signup fees or commitments, and either party can terminate the affiliate agreement at any time.

It then sets up web pages with links to its third party providers. When someone clicks on the link and is transported to the provider, its name is embedded in the link. Impulse Communications is then paid a commission on each referral.

Its broad-based commission structure allows it to appeal to both consumers and businesses who buy products and services over the Internet. The actual selling process, including tallying of commissions, is handled automatically by each website's software. Because it only refers customers and do not sell products directly, Impulse Communications maintains no inventory.

Although products sold by its third party providers may be returned for credit, it generally does not receive its commissions until the time limit for these returns has passed.

Virtual Malls

Impulse Communications also runs several virtual malls, such as inventing.com for inventors and cashflow.com for network marketers. A virtual mall is analogous to a physical mall. It is a website where various companies in a specific industry or group pay monthly rental fees to be listed on the site and available to visitors to the site.

Selling Its Services

Some of the websites that Impulse Communications runs directly are:

o Findcash.com allows users to find out for free if they are owed unclaimed money by the government. Users then pay $10 for information on how to collect the money they are owed. After they pay, an automated system gives them instant access to the information they need. This site generates $3000 a month in profits.

o Bored.com is a free site that receives over 2 million visitors per month who are looking for fun and interesting things to do on the Internet. It is one of the top 1000 most visited sites on the Internet, and generates over $30,000 a month in profits. Impulse Communications is paid sponsorship fees for some of the text links on the page, as well as advertising fees for displaying banner ads on the pages.

o Bored.com Email offers free bored.com email accounts. More than 50,000 people have signed up for this service. It does not currently generate any income, but it provides free exposure for bored.com and increases traffic to the site.

o        Findinfo.com--A  search  engine  that  searches  more  than  1  Billion websites to help users find what they're looking for. Impulse Communications is paid a commission when people click on the listings, as well as an advertising fee for displaying the banner ads. This generates about $500 a month in profits.

o Findjobs.com offers free automated tools to help visitors to the site find a job. Users can use its Job Finder Robot to retrieve job listings from the top Internet employment websites in one large search. Its Job Search Manager then allows users to browse those search results, save the specific jobs that interest them or apply for those jobs online. This site generates approximately $100 in profits per month from banner advertising revenues.

o Content Based Sites Such As zoos.com, comedyclub.com, mteverest.com, webpetitions.com, and dumb.com. These sites generate total advertising revenue of about $500 a month by displaying banner ads on the top of each page.

o Sexmaniac.com is one of the Internet's largest sexually oriented adult entertainment search engine, with more than 100,000 adult Web page listings. This site generates about $1000 a month in profits. Impulse Communications is paid a commission when people click on the listings, as well as an advertising fee for displaying banner ads.

o Nudephotos.com is an adult entertainment site offering over 700,000 sexually explicit adult entertainment photos, 50,000 online adult entertainment movies, dozens of sexually oriented games, 10,000 erotic stories, free phone sex, and more. This is a pay site, which means that users must pay, usually by credit card, to access the site. This site generates about $500 a month in profits.

o Mona - A virtual woman that will talk dirty with you for free. This is an online computer program created by Impulse Communications that uses artificial intelligence to chat with visitors to the site. It makes $100 a month in profits from displaying banner advertising while the user is chatting.


Web  Pages for  Distributors  of  Network  Marketing  or  Multi-Level  Marketing
Companies

Impulse Communications has also developed automated software that allows it to offer low-priced Web pages to distributors of network marketing or multi-level marketing companies. Impulse Communications creates one main website for the company, and its software automatically creates a personalized copy of the website for each distributor. Impulse Communications is currently working with:

o        Coastal Vacations, at www.getcoastal.com.
                               ------------------

This service generates about $250 a month in profits.


Sale of Domain Names

It also offers for sale a portion of its 7000-plus domain names. Some domains are listed for sale with domain name brokers, while others are sold directly without a broker. Recent domain name sales by Impulse Communications include

o        payme.com for $40,000
o        chargecards.com, for $21,000
o        getdomains.com, for $10,000
o        musicroom.com, for $5000
o        cancerdrugs.com/cancercures.com/beatcancer.com, for $25,000 total
o        myprivates.com, for $2,500
o        optionsdata.com for $1,500
o        indiansex.com - $15000
o        filmreviews.com - $3000
o        sportsbetting.net - $8500
o        gotoafrica.com - $7500
o        findbuilders.com - $4000
o        onlineathletes.com - $3000
o        academicstore.com - $5000
o        buypanties.com and 4panties.com - $16,000 for both


A selection of its domain names listed for sale, including asking price, with GreatDomains.com, a domain name broker, includes:

o        4bets.com, $50,000
o        4books.com, $100,000
o        4computers.com, $200,000
o        4gamblers.com, $50,000
o        4marketing.com, $50,000
o        4printing.com, $100,000
o        4seminars.com, $40,000
o        4shoppers.com, $50,000
o        4software.com, $100,000
o        4textbooks.com, $200,000
o        4webpages.com, $200,000
o        buyalcohol.com, $25,000
o        buycdroms.com, $20,000
o        buycds.com, $250,000
o        buycontacts.com, $50,000
o        buypetfood $100,000
o        buypresents.com, $50,000
o        buyprograms.com, $100,000
o        cashflow.com, $100,000
o        cdsavings.com, $35,000
o        cheapmovies.com, $50,000
o        cheapvacations.com, $100,000
o        coffeelovers.com, $25,000
o        comedyclub.com, $50,000
o        drugdeals.com, $100,000
o        getbusiness.com, $100,000
o        getflowers.com, $100,000
o        getmortgages.com, $100,000
o        getorders.com, $25,000
o        getperfume $50,000
o        getpublicity.com, $50,000
o        getsex.com, $250,000
o        hotdate.com, $100,000
o        hotelbargains.com, $30,000
o        moveme.com, $20,000
o        mteverest.com, $25,000
o        nudephotos.com, $250,000
o        nudeteens.com, $250,000
o        orderdrugs.com, $100,000
o        orderforms.com, $50,000
o        ordervideos.com, $50,000
o        pcbargains.com, $100,000
o        pcpricing.com, $50,000
o        pickstocks.com, $30,000
o        placebets.com, $100,000
o        popcds.com, $30,000
o        pornomall.com, $25,000
o        pornomovies.com, $500,000
o        softwaredeals.com, $100,000
o        ticketdeals.com, $25,000
o        tradecheap $25,000
o        videobargains.com, $25,000
o        videoslots.com, $100,000
o        zoos.com, $25,000

Revenue by Market Segment

The approximate amount and percentage of revenue by product segment is as follows:

                      -------------------------------------- ------------ -------------------------------
                      Commissions (both adult and               $564,624                           53.8%
                      non-adult)
                      -------------------------------------- ------------ -------------------------------
                      -------------------------------------- ------------ -------------------------------
                      Virtual Malls                                2,400                              .2
                      -------------------------------------- ------------ -------------------------------
                      -------------------------------------- ------------ -------------------------------
                      Direct Sales of Services                   432,000
                                                                          41.2
                      -------------------------------------- ------------ -------------------------------
                      -------------------------------------- ------------ -------------------------------
                      Sales of network marketing web pages         3,000                              .3
                      -------------------------------------- ------------ -------------------------------
                      -------------------------------------- ------------ -------------------------------
                      Sales of domain names                       47,000                             4.5
                      -------------------------------------- ------------ -------------------------------

--------------------------------------------------------------------------------
Market Opportunity

Impulse   Communications   believes  Impulse   Communications   is  targeting  a
significant marketing opportunity because:

o      The e-commerce market is already very large and growing rapidly.

o Millions of consumers have already purchased the products Impulse Communications sells for many years through traditional print catalogs, stores and television.

o There are logistical, financial and economic benefits to conducting business over the Internet.

o Impulse Communications offers a broader selection, high-quality products than a traditional retail outlet store.

o Impulse Communications offers a higher level of personalized customer service than a traditional retail outlet store.

o It presently has and can maintain interesting, frequently updated website content.

Marketing

Most of its business comes from free listings in Internet search engines. Because Impulse Communications owns thousands of domain names, Impulse Communications is listed many times in the search engines. Each domain name operates as its own sub-business and can have a search engine listing of its own.

Only about 20% of its websites are currently listed in the major search engines. Once the other 80% are listed, Impulse Communications believes income will increase substantially. Impulse Communications is currently developing automated software to handle these search engine listings.

Impulse Communications uses additional marketing methods to bring people to its sites, including:

o        Targeted banner advertising.

o        Press releases.

o Paid search engine listings, paying for higher placement in the search result lists, on such sites as goto.com and realnames.com.

Its total advertising budget is less than $500 a month

Because Impulse Communications sells products and services from large, well-know companies, those companies provide the brand name recognition. Since its customers buy directly from the various companies' websites, the better they know the companies' products and reputations, the better it is for it.

Many of its larger projects, such as findjobs.com, healthdeals.com, sexmaniac.com and nudephotos.com, have only become operational in the latter part of 1999. Therefore, they have just begun to bring in revenue and have not been widely marketed yet.

Potential Future Growth Areas

Impulse Communications plans to increase its customer traffic to its existing websites and expand into other Internet industries by:

o      Increasing its advertising to expand its customer base.

o Opening websites in markets where it already owns related domain names, but have not as yet set up a website.

o Upgrading the graphics and content on its existing websites to be more appealing to visitors.

o Increasing the number of companies that pay it commissions, so Impulse Communications can offer a broader range of products.

o      Translating   its  websites   into   foreign   languages  and   expanding
       internationally.

o      Buying additional domain names for the purpose  of opening more websites.

To implement the foregoing, Impulse Communications needs no new equipment, employees, or bandwidth. Most of the work will be done by Eric Borgos, the rest by independent contractors.

Because  there  is  virtually  no cost for it to enter  each  industry,  Impulse
Communications has much room to grow. Impulse Communications has several thousand unused domain names that Impulse Communications plans to develop into revenue-generating websites. These domain names are already purchased and operational, but currently carry a banner that indicates they are under construction. A list is available at http:www.getnames.com/impulse.htm

The only cost of setting up these new sites is the Web page design. This work will be done by independent contractors and, based on its previous experience, will cost from $50,000-100,000 for the year 2000.

It currently has the following Internet projects under development:

o Findkids.com - Will allow parents to search for their missing children over the Internet. Using face recognition technology, its software will compare their child's photo with thousands of photos of children displayed on web sites throughout the Internet.
o      Adoptme.com - A web site allowing children to adopt virtual pets.
o GetVitamins.com - A discount online vitamin store offering over 12,000 health products.
o      CheapVacations - An internet travel portal.
o Digitalcharity.com - A directory of charity web sites where you can donate money just by clicking on their web page.
o Ailments.com - An online health portal listing information and links regarding specific medical conditions, diseases, and ailments.
o      Gaysexmaniac.com - a gay sex search engine
o      BigCelebrities.com  - celebrity links, news, gossip, photos, and more.
o      Reflexgame.com  - A game to test your  reflexes
o      Weatherfrenzy.com  - Weather forecasts  nationwide.
o      Prizewinner.com  - win money by playing  video  games online
o Shoppingusa.com - Compare prices on products at several online stores at once.
o 4consumers.com - Read product reviews from the leading consumer websites all on one page. Also look at buyers' comments, opinions, and complaints for thousands of internet stores and vendors. Its automated search robot scans all of the major consumer websites to find the information you need.


Impulse Communications has spent more than $50,000 setting up its own adult pay site at nudephotos.com. The site is one of the largest adult entertainment sites on the net, with over 700,000 sexually explicit photos, 50,000 online sexually explicit movies, live sex shows, 10,000 erotic stories and free phone sex. Impulse Communications plans to create additional sexually oriented adult entertainment sites using the existing content, but marketed towards different niche markets, such as:

o        Whipme.com for the bondage market.

o        Lesbiancity.com for the lesbian market.

o        Nudeteens.com for the teen market.

o        Amateurphotos.com for the amateur market.

o        Asianphotos.com for the Asian market.

These specialized markets have much less competition and a much higher signup rate among viewers who visit the sites.

Trademarks

While Impulse Communications owns many domain names, none of those domain names are trademarked. Domain names are required to be renewed on an annual basis at a cost of $10 per name.

Competition

The market for e-commerce over the Internet is new, rapidly evolving and intensely competitive, and it expects competition to intensify in the future. Barriers to entry are relatively low, and current and new competitors can launch new websites at a relatively low cost using commercially available software. It currently or potentially competes with a number of other companies, including many of its third party providers.

The recent establishment of large affiliate network, such as linkshare.com, clicktrade.com, reporting.net and cj.com, has made it easier for new companies to enter the affiliate sales market, but it has also made it easier for it to sell a wider variety of products. These networks are basically listings of affiliate commission programs grouped by industry. If, for example, it decides to open another online book site, Impulse Communications can easily find many online bookstores willing to pay a commission through these networks. These networks also make commission tracking, link management and sales accounting easier for it.

Impulse Communications believes it may be able to favorably compete because the cost of buying good domains names has become increasingly expensive, giving its large number of domain names and advantage. Although each of the industries for which Impulse Communications offers products and services is extremely competitive, Impulse Communications believes all of its industries are growing at high enough rates to accommodate many competing companies. Indeed, Impulse Communications believes that competition within an industry actually helps it, because Impulse Communications has the ability to become a sales agent for each new company that enters the market and receive a commission from them.

Product Liability

Because Impulse Communications offers thousands of products and services over the Internet from many different manufacturers and vendors, it could be held liable from any problems that arise from those sales. Impulse Communications does not carry liability insurance, so any litigation resulting from product liability or service liability could materially harm its business.

Government Regulation

Impulse Communications is subject, both directly and indirectly, to various laws and governmental regulations relating to its business. There are currently few laws or regulations directly applicable to commercial online services or the Internet. However, due to increasing popularity and use of commercial online services and the Internet, it is possible that a number of laws and regulations may be adopted with respect to commercial online services and the Internet. These laws and regulations may cover issues including, for example, user privacy, pricing and characteristics and quality of products and services. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues including, for example, property ownership, libel and personal privacy, is uncertain and could expose it to substantial liability. Any new legislation or regulation or the application of existing laws and regulations to the Internet could reduce or eliminate its income.

As its services are available over the Internet anywhere in the world, multiple jurisdictions may claim that Impulse Communications is required to qualify to do business as a foreign corporation in each of those jurisdictions. Its failure to qualify as a foreign corporation in a jurisdiction where Impulse Communications is required to do so could subject it to taxes and penalties for the failure to qualify. It is possible that state and foreign governments might also attempt to regulate its transmissions of content on its websites or on the websites of others or prosecute it for violations of their laws. Impulse Communications cannot assure you that violations of local laws will not be alleged or charged by state or foreign governments, that it might not unintentionally violate these laws or that these laws will not be modified, or new laws enacted, in the future.

The laws regarding the dissemination of sexually oriented adult entertainment over the Internet are currently unsettled. Courts have held the right to distribute adult entertainment over the Internet is protected by the First and Fourteenth Amendments to the United States Constitution, which prohibit Congress or the various states from passing any law abridging the freedom of speech.

The First and Fourteenth Amendments, however, do not protect the dissemination of obscene material, and several states and communities in which its websites are available, have enacted laws regulating the distribution of obscene material with some offenses designed as misdemeanors and others as felonies, depending on numerous factors. The consequences for violating the State statutes are as varied as the number of states enacting them. Similarly, 18 U.S.C. Sections 1460-1469 contain the federal prohibitions with respect to the dissemination of obscene material, and the potential penalties for individuals, including directors, officers and employees, violating the federal obscenity laws include fines, community service, probation, forfeiture of assets and incarceration. The range of possible sentences require calculations under the Federal Sentencing Guidelines, and the amount of the fine and the length of the period of the incarceration under those guidelines are calculated based upon the retail value of the unprotected materials.

Also taken into account in determining the amount of the fine, length of incarceration or other possible penalty are whether the person accepts responsibility for his or her actions, whether the person was a minimal or minor participant in the criminal activity, whether the person was an organizer, leader, manager or supervisor, whether multiple counts were involved, whether the person provided substantial assistance to the government, and whether the person has a prior criminal history.

In addition federal law provides for the forfeiture of:

o Any obscene material produced, transported, mailed, shipped or received in violation of the obscenity laws.

o Any property, real or personal, constituting or traceable to gross profits or other proceeds obtained from the offense.

o Any property, real or personal, used or intended to be used to commit or to promot the commission of the offense, if the court in its discretion so determines, taking into consideration the nature, scope and proportionality of the use of the property in the offense.

With respect to the realm of potential penalties facing it should it be found guilty of disseminating obscene material, the forfeiture provisions detailed above may apply to its corporate assets falling under the statute. In addition, a fine may be imposed, the amount of which is tied to the pecuniary gain to the organization from the offense or determined by a fine table tied to the severity of the offense. Also factored into determining the amount of the fine are the number of individuals in the organization and whether an individual with substantial authority participated in, condoned, or was willfully ignorant of the offense; whether the organization had an effective program to prevent and detect violations of the law; and whether the organization cooperated in the investigation and accepted responsibility for its criminal conduct. In addition, the organization may be subject to a term of probation of up to five years.

Federal and state obscenity laws define the legality or illegality of materials by reference to the United States Supreme Court's three-prong test set forth in Miller v. California, 413 U.S 1593 in 1973. This test is used to evaluate whether materials are obscene and therefore subject to regulation. Miller provides that the following must be considered:

o Whether the average person, applying contemporary community standards, would find that the work, taken as a whole, appeals to the prurient interest.

o Whether the work depicts or describes, in a patently offensive way, sexual conduct specifically defined by the applicable state law.

o Whether the work, taken as a whole, lacks serious literary, artistic, political or scientific value.

The Supreme Court has clarified the Miller test in recent years advising that the prurient interest prong and patent offensiveness prong must be measured against, as the wording goes, the standards of an average person, applying contemporary community standards, while the value prong of the test is to be judged according to a reasonable person standard.

Impulse Communications believes that Impulse Communications is in compliance with all federal, state and local regulations regulating the content of any motion picture, photographic and print products offered on any of its affiliate websites.

As discussed above, U.S. federal and state government officials have targeted what some people term as sin industries, such as tobacco, alcohol and adult entertainment for special tax treatment and legislation. In 1996, the U.S Congress passed the Communications Decency Act of 1996. Recently, the Supreme
Court, in American Civil Liberties Union versus Reno, held some substantive provisions of the Communications Decency Act unconstitutional. Businesses in the adult entertainment and programming industries expended millions of dollars in legal and other fees in overturning the Communications Decency Act. Investors should understand that the adult entertainment industry may continue to be a target for legislation. In the event it must defend itself, or join with other companies in the adult entertainment business to protect its rights, it may incur significant expenses that could reduce or eliminate its income.

Network Infrastructure

All of the websites Impulse Communications owns are hosted on Internet servers located at major Web hosting providers such as Concentric Networks, Rackspace.com, Pair Networks and Interland. All of these hosting companies offer high-speed fiber optic T-3 data connections, redundant Internet backbone providers and 24-hour-a-day website monitoring and tech support.

Impulse Communications has a four-year contract with Concentric Networks to host many of its sites with four servers specifically dedicated to its accounts. The contract stipulates that it pays Concentric Networks $3,000 a month for the four dedicated servers.

Should Concentric Networks go out of business, or for some reason be unable to provide a reliable Internet connection for the servers, it would experience both several days' downtime and additional expenses. If Impulse Communications receives notice ahead of time that its account needs to be moved to another provider, downtime would be only be about 1 day with minimal additional expenses.

There are, however, many other Web hosting services that offer similar services at competitive prices, and Impulse Communications maintains backup servers with several of those vendors. In addition to 4 dedicated servers with Concentric.com, alternate dedicated servers are maintained at rackspace.com and infotechsys.com. Non-dedicated hosting accounts are maintained at pair.com, interland.net, and he.net.

Web sites and domain names could be easily moved from one server or web host to another in the event of an emergency or contract cancellation by Concentric Networks.

Factors that may affect Impulse Communications' Future Performance

A number  of  factors  could  occur in the  future  that  might  affect  Impulse
Communications' performance. Unless otherwise noted below, Impulse Communications has no reason to assume that these factors will occur. However, as the future is uncertain, you need to be aware of these possibilities.

The new and, rapidly evolving nature of selling Impulse Communications' various products and services and those of Impulse Communications' third party providers on the Internet makes the ultimate demand for the sale of Impulse
Communications' various products and services and those of Impulse Communications' third party providers on the Internet upon which Impulse Communications receives Impulse Communications' sales commissions uncertain. Any reduction in demand will reduce Impulse Communications' revenues.

As an exclusively online commerce company, Impulse Communications faces increased risks, uncertainties, expenses and difficulties. The sale of Impulse Communications' various products and services and those of Impulse Communications' third party providers on the Internet is a relatively new approach to the sale of Impulse Communications' various products and services and those of Impulse Communications' third party providers. Impulse Communications' future revenues and profits will be substantially dependent upon the widespread acceptance of the Internet and online services a medium for commerce by consumers. Rapid growth in the use of and interest in the World Wide Web, the Internet and online products and services providers is a recent phenomenon. This acceptance and use may not continue. Because global commerce and the online exchange of information is new and evolving, it cannot predict whether the Web will prove to be a viable commercial marketplace in the long term.

In order to expand Impulse Communications' customer base, Impulse Communications must appeal to and acquire consumers who historically have used traditional means of commerce to purchase goods. If Impulse Communications fails to do so, Impulse Communications' revenues will be reduced.

Customers of traditional businesses selling Impulse Communications' various products and services and those of Impulse Communications' third party providers may be reluctant or slow to purchase Impulse Communications' various products and services and those of Impulse Communications' third party providers on the Internet, which would adversely effect the ability of websites operated by Impulse Communications' third party providers to sell Impulse Communications' various products and services and those of Impulse Communications' third party providers on the Internet, upon which Impulse Communications' sales commissions are based.

Even if the Internet is accepted, concerns about fraud, privacy and other problems may mean that a sufficiently broad base of consumers will not adopt the Internet as a medium of commerce. These concerns may increase as additional publicity over privacy issues over the Internet increases. Market acceptance for recently introduced products or services over the Internet is highly uncertain, and there are few proven products or services. If there is not sufficient market acceptance or if market acceptance declines for these or other reasons, Impulse Communications' revenues will be reduced.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Websites operated it or by Impulse Communications' third party providers' security measures may not prevent security breaches. The failure by websites operated by it or third party providers to prevent security breaches could harm Impulse Communications' business.

Advances in computer capabilities, new discoveries in the field of cryptography, or other developments may result in a compromise or breach of the technology used by it to protect customer transaction data. Any compromise of Impulse Communications' security could harm Impulse Communications' reputation and, therefore, Impulse Communications' business. In addition, a party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in operations.

The success of Impulse Communications' various products and services and those of Impulse Communications' third party providers will depend largely on the development and maintenance of the Web infrastructure. Problems with development and maintenance of the web infrastructure could decrease users or growth of users or costs of Impulse Communications' website, which could reduce Impulse Communications' revenues.

Impulse Communications' success depends in part maintenance of a reliable network backbone with the necessary speed, data capacity and security, as well timely development of complementary products such as high speed modems, for providing reliable Web access to Impulse Communications' various products and services and those of Impulse Communications' third party providers. The Web has experienced, and is likely to continue to experience, significant growth in the numbers of customers and amount of traffic. If the Web continues to experience increased numbers of customers, increased frequency of use or increased bandwidth requirements, the Web infrastructure may be unable to support the demands placed on it.

A key element of Impulse Communications' strategy is to generate a high volume of traffic on, and use of, Impulse Communications' Web site. Impulse Communications' revenues depend on the number of customers who use Impulse Communications' Web site to access Impulse Communications' various products and services and those of Impulse Communications' third party providers. Any systems interruptions that result in the unavailability of Impulse Communications' or Impulse Communications' third party providers' Web sites or reduced order fulfillment performance would reduce the volume of goods sold and the attractiveness of Impulse Communications' product and service offerings, which could reduce or eliminate Impulse Communications' income.

In addition, the performance of the Web may be harmed by increased customers or bandwidth requirements. If sufficient bandwidth is not available, there may be a slower than anticipated growth of the internet as a means of commerce. If it costs customers more to access the internet, there may be fewer users than Impulse Communications anticipates. If it costs e-commerce retailers more to maintain their sites, prices may increase and demand may decrease.

The possibility of large-scale technical difficulties or service interruption or damage from earthquakes, floods, fires, power loss, telecommunication failures and similar events interruptions could reduce Impulse Communications' revenues.

The Web has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Web usage as well as the level of traffic and the processing of commerce on websites operated by Impulse Communications' third party providers. In addition, the Web could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. The infrastructure and complementary services necessary to make the Web a viable commercial marketplace for the long term may not be developed successfully or in a timely manner.

If system failures were sustained or repeated, Impulse Communications' reputation and the attractiveness of Impulse Communications' various products and services and those of Impulse Communications' third party providers could be impaired. Sales of Impulse Communications' various products and services and those of Impulse Communications' third party providers are heavily dependent on the integrity of the software and hardware systems supporting it. Heavy stress placed on systems could cause them to operate at unacceptably low speed or fail. Failure of Impulse Communications' systems could also be caused by online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers, databases and load balancing software. Additionally, a natural disaster, power or telecommunications failure or act of war may cause extended systems failure. Computer viruses or unauthorized access to or sabotage of Impulse Communications' network by a third party could also result in system failures or service interruptions.

Impulse Communications' success, in particular Impulse Communications' ability to successfully receive and fulfill orders and provide high quality customer service, largely depends on the efficient and uninterrupted operation of Impulse Communications' computer and communications systems. If Impulse Communications' computer and communications systems are inadequate or fail to perform, Impulse Communications' revenues could be reduced.

Substantially all of Impulse Communications' management systems are located at Impulse Communications' office. Impulse Communications contracts with a third party for mission critical Internet connectivity, and these systems are located at a variety of locations throughout the U.S. Impulse Communications does not have a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate it for losses that may occur.

Impulse Communications' revenues may be reduced due to litigation resulting from the sale of Impulse Communications' various products and services and those of Impulse Communications' third party providers, particularly those with adult-oriented content, on one or more Impulse Communications' websites or those sites operated by Impulse Communications' third party providers.

The law relating to the liability of providers of online products and services providers for the activities of their customers or their service is currently unsettled. Because the websites operated by Impulse Communications' third party providers sell Impulse Communications' various products and services and those of Impulse Communications' third party providers for which Impulse Communications receives a commission, Impulse Communications could be liable for faulty Impulse Communications' various products and services and those of Impulse Communications' third party providers or for Impulse Communications' various products and services and those of Impulse Communications' third party providers provided by others.

Any resulting litigation could:

o      Be costly for it.

o Divert managemen attention from the operation of Impulse Communications' business.

o      Result in increased costs of doing business.

o      Lead to adverse judgment.

o      Otherwise harm Impulse Communications' business.

Impulse Communications does not plan to carry general liability insurance. If Impulse Communications becomes liable for any of these claims, Impulse Communications' revenues may be reduced and Impulse Communications may be forced to implement new measures to reduce Impulse Communications' exposure to this liability. This may require it to expend substantial resources and to discontinue some product or service offerings. In addition, the increased attention focused upon liability issues as a result of these lawsuits could harm Impulse Communications' reputation or otherwise impact the growth of Impulse Communications' business.

Many of Impulse Communications' third party service providers have websites with adult content. Federal and State governments, along with various religious and children's advocacy groups, consistently propose and pass legislation aimed at restricting provision of, access to, and content of sexually explicit adult entertainment. Because the majority of Impulse Communications' revenues comes from this business, any restriction could harm Impulse Communications' business.

These groups also may file lawsuits against providers of adult entertainment, encourage boycotts against these providers and mount negative publicity.
Although websites operated by it and Impulse Communications' third party providers do not knowingly sell a product that has been judged to be obscene or illegal worldwide, including the U.S., there can be no assurance that these sales will not be subject to successful legal attacks in the future.

Government inquiries may lead to charges or penalties which could reduce Impulse Communications' revenues.

The sale of Impulse Communications' various products and services and those of Impulse Communications' third party providers on the Internet is a relatively new field and legally unsettled. Consequently, Impulse Communications may receive inquiries from local, state and federal governments on Impulse Communications' consumer practices. Should these inquiries lead to civil or criminal charges against it, Impulse Communications would likely be harmed by negative publicity, the costs of litigation, the diversion of management time and other negative effects, even if it ultimately prevails. Impulse Communications' revenues would certainly be reduced if Impulse Communications were not to prevail in any legal action.

New and existing regulation of the Internet could reduce Impulse Communications' revenues.

Impulse Communications is subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online products and services providers. However, due to the increasing popularity and use of the Internet and online products and services providers, it is possible that laws and regulations will be adopted with respect to the Internet or online products and services providers. These laws and regulations could cover issues such as online contracts, user privacy, freedom of expression, pricing, fraud, content and quality of Impulse Communications' various products and services and those of Impulse Communications' third party providers, taxation, advertising, intellectual property rights and information security.

Impulse Communications is not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally, export control laws and laws or regulations directly applicable to online commerce. However, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of additional laws or regulations may decrease the growth of the Internet or other online products and services providers, which could, in turn, decrease the demand for Impulse Communications' various products and services and those of Impulse Communications' third party providers and increase Impulse Communications' cost of doing business, or otherwise could reduce or eliminate Impulse Communications' revenues.

Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. These laws could be applied to it in a way that would reduce Impulse Communications' revenues.

Those laws that do reference the Internet, such as the recently passed Digital Millennium Copyright Act, have not yet been interpreted by the courts and their applicability and reach are therefore uncertain. One or more states may attempt to impose these regulations upon it in the future, which could harm Impulse Communications' business.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online products and services providers to establish privacy policies. The Federal Trade Commission also has recently settled a proceeding with one online service regarding the manner in which personal information is collected from customers and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way Impulse Communications does business or could create uncertainty in the marketplace. This could reduce demand for Impulse Communications' various products and services and those of Impulse Communications' third party providers, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm Impulse Communications' business.

In addition, because Impulse Communications' various products and services and those of Impulse Communications' third party providers are accessible worldwide, and it facilitates sales of goods to customers worldwide, foreign jurisdictions may claim that Impulse Communications is required to comply with their laws. Impulse Communications' failure to comply with foreign laws could subject it to penalties ranging from fines to bans on Impulse Communications' ability to offer Impulse Communications' various products and services and those of Impulse Communications' third party providers.

In the United States, companies are required to qualify as foreign corporations in states where they are conducting business. If Impulse Communications is required to qualify and don't, Impulse Communications' profits could be reduced.

As an Internet company, it is unclear in which states Impulse Communications is actually conducting business. Impulse Communications' failure to qualify as a foreign corporation in a jurisdiction where Impulse Communications is required to do so could subject it to taxes and penalties for the failure to qualify and could result in Impulse Communications' inability to enforce contracts in those jurisdictions. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to Impulse Communications' business, could reduce Impulse Communications' revenues.

Impulse  Communications'  business  may be  subject  to sales and  other  taxes.
Impulse Communications' profits would be reduced if Impulse Communications had to pay these taxes.

Impulse Communications does not plan to collect sales or other similar taxes on goods or Impulse Communications' various products and services and those of Impulse Communications' third party providers sold through Impulse Communications' websites. One or more states may seek to impose sales tax collection obligations on companies such as ours that engage in or facilitate online commerce. Several proposals have been made at the state and local level that would impose additional taxes on the sale of goods and Impulse
Communications' various products and services and those of Impulse Communications' third party providers through the Internet. These proposals, if adopted, could substantially impair the growth of electronic commerce, and could diminish Impulse Communications' opportunity to derive financial benefit from Impulse Communications' activities.

The U.S. federal government recently enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a period of three years. This tax moratorium will last only for a limited period and does not prohibit states or the Internal Revenue Service from collecting taxes on Impulse Communications' income, if any, or from collecting taxes that are due under existing tax rules. A successful assertion by one or more states or any foreign country that Impulse Communications should collect sales or other taxes on the exchange of merchandise on Impulse Communications' system could harm Impulse Communications' business.

Property and Leases

Its primary business address is:

Impulse  Communications  468  Kingstown  Road,  #4  Wakefield,  RI 02879  Phone:
401-789-0885

The rent for the Boston location is $800/month. Impulse Communications has a one-year lease with Diurmed Coughlin, from July 1, 2000, to June 31, 2001.

Employees

Impulse Communications presently has no employees other than Mr. Borgos, although Impulse Communications uses independent contractors on a regular basis. Impulse Communications uses the independent contractors for:

o        Website design
o        Programming
o        Search engine promotion.

Impulse Communications has no contracts with its independent contractors.

                        IMPULSE COMMUNICATIONS MANAGEMENT

The names and ages of Impulse Communications' executive officer and director as of September 30, 2000, are as follows:

-------------------- ---------- -----------------------------------
     Name               Age             Position
-------------------- ---------- -----------------------------------
-------------------- ---------- -----------------------------------
     Eric Borgos         31        CEO, president and director
-------------------- ---------- -----------------------------------

Eric Borgos started Impulse Communications in September 1990 as a computer consulting company. From September 1988 to December 1990, Mr. Borgos worked part-time in the Babson College Computer Center. During the summers in 1986, 1987, and 1988 Mr. Borgos worked as in intern at O'Connor and Associates, a Wall Street stock brokerage. Mr. Borgos received his B.A. from Babson College in 1991

Directors serve for the a one year term. Impulse Communications' bylaws currently provide for a board of directors comprised of 1 director.

Executive Compensation

Impulse Communications has no compensation committee or other board committee performing equivalent functions. Mr. Borgos, Impulse Communications' current president and chief executive officer, participated in deliberations of Impulse Communications' board of directors concerning executive officer compensation.

Impulse Communications has no employment agreement with or key-man life insurance on Mr. Borgos.

Board Compensation

Impulse Communications' director does not receive cash compensation for his services as director.

Indemnification of Director and Officer

Impulse Communications has agreed to indemnify Impulse Communications' director, meaning that Impulse Communications will pay for damages they incur for properly acting as director. NRS 78.037 of the Nevada General Corporation Law, currently provides that any provision may not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of the Nevada General Corporation Law.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against the public policy and is therefore, unenforceable.


                    IMPULSE COMMUNICATIONS LEGAL PROCEEDINGS

Impulse Communications is not a party to or aware of any pending or threatened lawsuits or other legal actions.

                  IMPULSE COMMUNICATIONS PRINCIPAL STOCKHOLDERS

The following table sets forth some information regarding the beneficial ownership of Impulse Communications' common stock as of September 30, 2000 by

o   Each shareholder known to own  beneficially more than 5% of the common stock
o   Each executive officer
o   Each director and all directors and executive officers as a group:

------------------------------------ ------------------------ --------------------- -------------------
Name                                     Number of Shares        Percentage before    Percentage after
----                                     -----------------       ------------------   -----------------
                                                                       merger              merger
                                                                        ------              ------
----------------------------------- ------------------------- --------------------- --------------------
----------------------------------- ------------------------- --------------------- --------------------
           Eric Borgos                   9,750,000                    97.5                  94%
----------------------------------- ------------------------- --------------------- --------------------
----------------------------------- ------------------------- --------------------- --------------------
All directors and named executive        9,750,000                    97.5                  94%
officers as a group (one person)
----------------------------------- -------------------------- --------------------- --------------------

This table is based upon information derived from Impulse Communications' stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Impulse Communications believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 10,007,500 shares of common stock outstanding as of September 30, 2000.


           DESCRIPTION OF IMPULSE COMMUNICATIONS, INC'S CAPITAL STOCK

----------------------------------------- --------------------------------------
Authorized Capital Stock Under Articles Shares Of Capital Stock Outstanding Of Incorporation
----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------
75,000,000 shares of common stock             10,007,500 shares of common stock
----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------
No shares of preferred stock                    No shares of preferred stock
----------------------------------------- --------------------------------------

Common Stock

As of September 30, 2000 there were 10,007,500 shares of common stock outstanding held of record by 51 beneficial owners. There will be 10,407,500 post merger shares of common stock outstanding after giving effect to the issuance of the shares of common stock to the public under this prospectus and the reverse split and return of shares prior to the merger.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Options

Impulse Communications has no options outstanding.

Dividends

Impulse Communications has never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

Impulse   Communications  is  the  transfer  agent  and  registrar  for  Impulse
Communications' common stock.


                         ADAR ALTERNATIVE ONE'S BUSINESS

History and Organization

Adar Alternative One was organized as a corporation under the laws of the state of Florida in April 1999 for the purpose of completing an acquisition of a private company that had made a decision to go public via a reverse merger with a shell before they contacted principals of Adar Alternative One.

In February, 2000, as previously agreed with his client, Mr. Williams resigned as officer and director and Mr. Sidney Golub was elected president and director. In February, 2000, it changed its name from Eighth Enterprise Service Group, Inc. to Adar Alternative One, Inc.

Adar Alternative One was organized as a corporation under the laws of the state of Florida in April 1999 for the purpose of completing an acquisition of a private company that had made a decision to go public via a reverse merger with a shell before they contacted principals of Adar Alternative One.

One of Adar Alternative One's founders, Michael T. Williams, is a securities attorney. He currently limits his practice primarily to the preparation, filing and clearing of SEC registration statements. In the late 1990's, several companie s approached Mr. Williams law firm and asked for representation in transactions that involved a merger with a traditional public shell company. Mr. Williams law firm always explained the potential problems in these kinds of as it had described to Mr. Borgos.

Although Mr. Williams' firm clearly felt that a going public transaction had merit for smaller companies that weren't IPO candidates, it felt the traditional reverse merger with a public shell transaction structure didn't. Initially, Mr. Williams' firm tried to explain to small business owners that a reverse merger wasn't necessary for them to go public; a selling shareholder registration statement would accomplish the same purpose. His firm quickly encountered an unanticipated problem - small business owners were not interested in discussing other alternatives for going public. Like Impulse Communications, these companies had already made up their mind that a reverse merger with a shell was the only way they were going to utilize to go public. As a consequence, Mr. Williams' law practice stagnated.

In order to rejuvenate his law practice, Mr. Williams decided to study what leading business consultants advised in this kind of situation. He first turned to successful entrepreneurs in other businesses. Carl Sewell, one of the largest and most successful luxury car dealers in the country, wrote a best-selling business book titled Customers For Life. Here is his First Commandment of Customer Service:

o   Ask customers what they want and give it to them again and again.

Mr. Williams then looked to Ken Blanchard, chairman of The Ken Blanchard Companies, who is the co-author of The One Minute Manager and 11 other best-selling books. His books have combined sales of more than 12 million copies in more than 25 languages. In How To Make Customers Raving Fans, Blanchard advised that there are three secrets to creating raving fans:

o   Determine what you want to do
o   Discover what the customer wants to do
o   Deliver plus one percent.

Mr. Williams knew what he wanted to do: Continue to earn legal fees practicing securities law. He had discovered what the customer wanted to do: Go public using a reverse merger with a shell. Mr. Williams' firm decided to form and represent companies that would deliver that "product." This would give private companies a transaction structure that involved a merger with a shell. But his firm wanted the companies it formed and represented to do what Blanchard suggested and deliver the "plus one percent." To Mr. Williams, that meant not using a traditional shell or a traditional reverse merger transaction structure, because there was no way to eliminate all the problems he saw in that transaction structure.

His law firm decided that the way to deliver the "plus one percent product" that Blanchard referred to was to create companies that would use an entirely new transaction structure to take companies public through a reverse merger. Mr. Williams' firm started by forming from scratch shell companies for himself and for others. These would be brand new companies with no assets or operations. They would not have any of what Mr. Williams' firm felt were the problems of traditional shell transactions. These companies his firm represented would be the vehicle to take companies public by using the registration statements the SEC prescribes for use in merger transactions.

At first, Mr. Williams' firm decided to try to create the shells using a Rule 419 offering. But as the process really wasn't intended to raise money, this proved too cumbersome. Next, his firm formed and filed Form 10's for ten blank check shell companies. This, too, became cumbersome, so the firm formed blank check companies that didn't file Form 10's. As business has expanded, this process, too, has now become too cumbersome, and Mr. Williams' firm has decided it will no longer form or represent blank check companies. Instead, it will now form and represent acquisition companies only after the acquisition candidate has been identified.

Using this transaction structure, Mr. Williams' firm will be representing companies that:

o   Meet the requirements of investors,  shareholders and  management of smaller
    companies that want, indeed demand, to go public   through a reverse merger.

o These people want a reverse merger transaction. They want only a reverse merger transaction and nothing else. This transaction structure will provide them with the opportunity to go public through a reverse merger with a shell.

o Satisfy the new requirements in the regulatory environment for successfully going public.

o With recent regulatory changes, there are now two alternatives available to do a reverse merger in a way that meets the prerequisites for securing a listing on the over the counter bulletin board.
    o  Merge with a trading shell and file a Form 8-K
    o Merge with a non-trading shell and become a mandatory SEC reporting company.

    Mr. Williams' firm will not be involved in representing companies that utilize the first method, for all the reasons described above.

    But remember, these transactions always start with the requirement that they must be structured as a reverse merger with a shell. It seemed to Mr. Williams' firm that if the transaction had to be structured as a merger, the companies it represents should use the registration statement the SEC prescribes for issuance of shares in a merger transaction: Form S-4. After all, this form contains the same disclosure as other available alternative forms of registration statements. But Form S-4 is the most logical choice. Mr. Williams firm reasoned: Do a merger; use the form of registration statement the SEC prescribes for issuance of shares in a merger.

    Mr. Williams' firm also thought, which has since been proven to be correct, that going public by registering shares issued in a merger on Form S-4 would be a simpler process to explain, on behalf of the companies it represented, to investors, shareholders and management of private companies that want to go public through a reverse merger with a shell. Mr. Williams' firm tells these people:

    o   You want to go public by merging with a shell.
    o You want the transaction to be done in a way that complies fully with all federal securities laws, rules and regulations.
    o To achieve your objective, you have to become an SEC reporting company in the process.
    o   If  you  don't,  you can't get listed  on the over  the counter bulletin board.
    o That means the transaction has to involve the filing and clearing of a registration statement with the SEC before you can become listed for trading.
    o Companies we represent use the form the SEC prescribes for a registration statement involving a merger.
    o   We file and clear this registration statement with the SEC.
    o   We close the merger.
    o   The NASD processes and approves the market maker's Form 211 filing.
    o You have now successfully gone public. You are a public, listed and trading company.

        Mr. Williams' firm has found that this explanation makes it much easier for these individuals to understand the process being proposed.

        A Form S-4 filing, coupled with a Form 8-A for companies with less than 300 shareholders in order to meet the mandatory reporting requirement, meets all the new regulatory prerequisites for successfully going public through a reverse merger with a shell.

Adar Alternative One is not currently a company that is listed for trading on the over the counter bulletin board. Before securing approval of an application to be listed on the over the counter bulletin board, this registration statement must be declared effective. Public Securities, an NASD market maker, has agreed to file a form 211 to secure a listing on the over the counter bulletin board for the surviving company.


Operations

Adar Alternative One does not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing the merger with Impulse Communications have been and will continue to be paid with money in its treasury or loaned by management. This is based on an oral agreement between management and Adar Alternative One.

Employees

Adar Alternative One presently has no employees. Its officers and directors are engaged in other business activities

Selected Financial Data

The following information concerning Adar Alternative One is as of and for the period April 6, 1999 (date of incorporation) to December 31, 1999 and the year ended December 31, 2000.

-------------------- ---------------------------- ------------------------------
                       December 31, 2000              December 31, 1999
-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
Total assets                 0                             0
-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
Total liabilities          750                             0

-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
Equity                    (750)                            0
 (79)
-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
Sales                        0                             0
    0
-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
Net loss                 4,750                         3,079
  79
-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
Net loss per                 0                             0
share
-------------------- ---------------------------- ------------------------------

Properties

Adar Alternative One is presently using the office of Mr. Sidney Golub, Mashpee MA, at no cost. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between it and Mr. Golub. Adar Alternative One at present owns no equipment, and does not intend to own any.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Adar Alternative One's common stock as of December 31, 2000 by

o   Each shareholder  known to own beneficially more than 5% of the common stock
o   Each executive officer
o   Each director and all directors and executive officers as a group:

---------------------------- --------------------- --------------- ---------------- ----------------
Name                            Number of Shares      Percentage    Number of Shares   Percentage
----                           -----------------      -----------  ----------------  -----------
                                   Pre-Merger(1)      before merger  Post-Merger (1)    after merger
                                   -------------      ------------    -------------    ------------
---------------------------- --------------------- --------------- ---------------- ----------------
---------------------------- --------------------- --------------- ---------------- ----------------
Michael T. Williams                 1,000,000             50%            200,000           2%
100 100%
2503 W. Gardner Ct.
Tampa FL 33611
---------------------------- --------------------- --------------- ---------------- ----------------
---------------------------- --------------------- --------------- ---------------- ----------------
Sidney J. Golub                     1,000,000             50%            200,000           2%
10 Troon Place
P.O. Box 289
Mashpee, MA 02649
---------------------------- --------------------- --------------- ---------------- ----------------
---------------------------- --------------------- --------------- ---------------- ----------------
All directors and named             1,000,000             50%            400,000           4%
executive officers as a group
(one person)
----------------------------- --------------------- --------------- ---------------- ----------------

This table is based upon information derived from its stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 2,000,000 shares of Common Stock outstanding as of December 31, 2000.

(1) In connection with the merger, Adar Alternative One agreed to effect a reverse split such that Mr. Williams and Mr. Golub will each own 200,000 shares prior to the closing of the merger.

Mr. Williams and Mr. Golub may be deemed its founders, as that term is defined under the securities act of 1933.

Director and Executive Officer.
------------------------------

The following table and subsequent discussion sets forth information about its director and executive officer, who will resign upon the closing of the acquisition transaction. Its director and executive officer was elected to his position in February 2000.


Name                            Age           Title

Sidney J. Golub                  58           President, Treasurer and Director

Since prior to 1995, Mr. Golub has been president of Adar Group, Inc., a management consulting firm. In December 2000, Mr. Golub and Adar International, Inc. d/b/a/ The Adar Group, without admitting or denying the SEC's findings, consented to the entry of an order by the SEC to cease and desist from acting as an unregistered broker and dealer in connection with the sale of public shell corporations and paid a civil money penalty of $10,000. Mr. Golub currently acts only as a principal of acquisition companies seeking reverse merger candidates.

Executive Compensation.

The following table sets forth all compensation awarded to, earned by, or paid for services rendered to it in all capacities during the period ended December 31, 2000, by its prior chief executive officer.

                           Summary Compensation Table

Name and Principal Position          Annual Compensation - 1999
---------------------------          --------------------------
                                    Salary, $,     Bonus, $,   Number of Shares Underlying Options, #,
                                    ----------     ---------                              ------------
Michael T. Williams, President      None           None        None

Future Compensation and Relationships and Related Transactions.

Of the $125,000 merger fee to be paid to it by Impulse Communications under the terms of the merger agreement, Mr. Golub will receive $62,500 for his role as current president and director. The remaining $62,500 will be paid to Williams Law Group for legal services in preparing this registration statement.

In connection with the merger, Adar Alternative One agreed to effect a reverse split with the result that Mr. Williams' Account and Mr. Golub will each own 200,000 shares prior to the closing of the merger.

Legal Proceedings.

  Adar Alternative One is not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Director and Officer.

Adar's director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including its long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or its customers, the community in which the it operates and the economy. Florida law limits its director's liability.

 Adar has agreed to indemnify its director, meaning that it will pay for damages he incurs for properly acting as director.

Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission this indemnification is against the public policy and is therefore, unenforceable.


      COMPARISON OF RIGHTS OF ADAR ALTERNATIVE ONE STOCKHOLDERS AND IMPULSE
                          COMMUNICATIONS SHAREHOLDERS

Because Adar Alternative One will change its state of incorporation, articles and bylaws to be the same as those of Impulse Communications, the rights of shareholders of Impulse Communications will not change as a result of the merger.

                              AVAILABLE INFORMATION

Neither Impulse Communications nor Adar Alternative One are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, information statements or other information with the Commission. Adar Alternative One has filed with the Commission a registration statement on Form S-4 under the Securities Act. Thus, it will be a subject to the reporting requirements of the Exchange Act during the year in which this registration statement is declared effective. Thereafter, it will continue to be subject to these requirements by filing a registration statement to register its class of common stock under section 12 of the Exchange Act on Form 8-A. This prospectus constitutes the prospectus of Adar Alternative One that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS

Audited financial statements of Adar Alternative One as and for the period April 6, 1999 (date of incorportaion) to December 31, 2000 have been included herein in reliance on the report of Kingery, Crouse and Hohl, P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing.

The financial statements of Impulse Communications, Inc. for the years ended December, 1998, and 1999 also included in this prospectus and elsewhere in the Registration Statement have been included herein in reliance on the report of Gray, Gray, & Gray, LLP, given on the authority of that firm as experts in accounting and auditing

                                  LEGAL MATTERS

The validity of the shares of Adar Alternative One common stock being offered by this prospectus and certain federal income tax matters related to the exchange are being passed upon for Adar Alternative One by Williams Law Group, P.A., Tampa, FL. Mr. Williams owns 1,000,000 shares pre merger and 200,000 shares post merger of the common stock of Adar Alternative One.

                                    APPENDIX

     NRS 92A.300 Definitions. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS
92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
     (Added to NRS by 1995, 2086)
     NRS 92A.305 "Beneficial stockholder" defined. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
     (Added to NRS by 1995, 2087)
     NRS 92A.310 "Corporate action" defined. "Corporate action" means the action of a domestic corporation.
     (Added to NRS by 1995, 2087)
     NRS 92A.315 "Dissenter" defined. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
     (Added to NRS by 1995, 2087; A 1999, 1631)
     NRS 92A.320 "Fair value" defined. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
     (Added to NRS by 1995, 2087)
     NRS 92A.325 "Stockholder" defined. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.
     (Added to NRS by 1995, 2087)
     NRS 92A.330 "Stockholder of record" defined. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.
     (Added to NRS by 1995, 2087)
     NRS 92A.335 "Subject corporation" defined. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
     (Added to NRS by 1995, 2087)
     NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.
     (Added to NRS by 1995, 2087)
     NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
     (Added to NRS by 1995, 2088)
     NRS  92A.360  Rights of  dissenting  member of  domestic  limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity. (Added to NRS by 1995, 2088)
     NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
     1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
     2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
     (Added to NRS by 1995, 2088)
     NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
     1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
     (a) Consummation of a plan of merger to which the domestic corporation is a party:
     (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or
     (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.
     (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.
     (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
     2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.
     (Added to NRS by 1995, 2087)
     NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.
     1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:
     (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or
     (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:
     (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of: (I) The surviving or acquiring entity; or
     (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or
     (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).
     2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
     (Added to NRS by 1995, 2088)
     NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
     1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.
     2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:
     (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and
     (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.
     (Added to NRS by 1995, 2089)
     NRS 92A.410 Notification of stockholders regarding right of dissent.
     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.
     2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.
     (Added to NRS by 1995, 2089; A 1997, 730)
     NRS 92A.420 Prerequisites to demand for payment for shares.
     1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:
     (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and
     (b) Must not vote his shares in favor of the proposed action.
     2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.
      (Added to NRS by 1995, 2089; 1999, 1631)
     NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.
     1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.
     2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:
     (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
     (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
     (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;
     (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and
     (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
     (Added to NRS by 1995, 2089)
    NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.
     1. A stockholder to whom a dissenter's notice is sent must:
     (a) Demand payment;
     (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and
     (c) Deposit his certificates, if any, in accordance with the terms of the notice.
     2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
     3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.
     (Added to NRS by 1995, 2090; A 1997, 730)
     NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.
     1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
     2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.
     (Added to NRS by 1995, 2090)
     NRS 92A.460 Payment for shares: General requirements.
     1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
     (a) Of the county where the corporation's registered office is located; or
     (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.
     2. The payment must be accompanied by:
     (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;
     (b) A statement of the subject corporation's estimate of the fair value of the shares;
     (c) An explanation of how the interest was calculated;
     (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and
     (e) A copy of NRS 92A.300 to 92A.500, inclusive.
     (Added to NRS by 1995, 2090)
     NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.
     1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.
     2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.
     (Added to NRS by 1995, 2091)
     NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.
     1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.
     2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.
     (Added to NRS by 1995, 2091)
     NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
     1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
     2. A subject  corporation  shall  commence the  proceeding  in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.
     3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     5. Each dissenter who is made a party to the proceeding is entitled to a judgment:
     (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or
     (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
     (Added to NRS by 1995, 2091)
     NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.
     1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
     2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
     (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
     4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
     5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.
     (Added to NRS by 1995, 2092)



                          IMPULSE COMMUNICATIONS, INC.

                         REVIEW OF FINANCIAL STATEMENTS
                         AND OTHER FINANCIAL INFORMATION

                               SEPTEMBER 30, 2000

              The accompanying notes are an integral part of these
                             financial statements.








                          IMPULSE COMMUNICATIONS, INC.

         REVIEW OF FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

                               SEPTEMBER 30, 2000






REVIEW OF FINANCIAL STATEMENTS


     ACCOUNTANTS' REPORT.......................................................1

     BALANCE SHEETS............................................................2

     STATEMENTS OF OPERATIONS AND PROPRIETOR'S EQUITY/RETAINED EARNINGS........3

     STATEMENTS OF CASH FLOWS - DIRECT METHOD..................................4


OTHER FINANCIAL INFORMATION


     PRO FORMA PER SHARE DATA.................................................13



                                           IMPULSE COMMUNICATIONS, INC.

                                                  BALANCE SHEETS

                                         (See Accountants' Review Report)

                                                      ASSETS
                                                                                                September 30,
                                                                                             2000           1999
                                                                                             ----           ----
CURRENT ASSETS
   Cash                                                                                 $        4,972 $             0
   Accounts receivable                                                                         117,438          93,737
   Prepaid expenses                                                                              7,430               0
   Advances to stockholder                                                                     172,592               0
                                                                                            ---------- ---------------

      TOTAL CURRENT ASSETS                                                                     302,432          93,737
                                                                                            ----------     -----------

EQUIPMENT, net of accumulated depreciation of $10,511
   in 2000 and $3,488 in 1999                                                                   13,623           9,520
                                                                                           -----------    ------------

OTHER ASSETS
   Deferred taxes                                                                                2,343               0
   Deposits                                                                                      4,293               0
                                                                                          ------------ ---------------

      TOTAL OTHER ASSETS                                                                         6,636               0
                                                                                          ------------ ---------------

      TOTAL ASSETS                                                                      $      322,691 $       103,257
                                                                                        ============== ===============


                                  LIABILITIES AND STOCKHOLDER'S/PROPRIETOR'S EQUITY

CURRENT LIABILITIES
   Note payable, line of credit                                                         $       50,000 $             0
   Accounts payable                                                                             42,004          16,145
   Accrued payroll and payroll taxes                                                            32,295               0
   Accrued income taxes                                                                         67,900               0
                                                                                           ----------- ---------------

      TOTAL CURRENT LIABILITIES                                                                192,199          16,145
                                                                                            ----------     -----------

STOCKHOLDER'S/PROPRIETOR'S EQUITY
   Common stock                                                                                 10,008               0
   Additional paid-in capital                                                                   30,165               0
   Retained earnings                                                                            90,319               0
   Proprietor's equity                                                                                0         87,112
                                                                                        ---------------    -----------

      TOTAL STOCKHOLDER'S/PROPRIETOR'S EQUITY                                                  130,492          87,112
                                                                                            ----------     -----------

      TOTAL LIABILITIES AND STOCKHOLDER'S/PROPRIETOR'S                                  $      322,691 $       103,257
                                                                                        ============== ===============
      EQUITY


              The accompanying notes are an integral part of these
                             financial statements.

                          IMPULSE COMMUNICATIONS, INC.

       STATEMENTS OF OPERATIONS AND PROPRIETOR'S EQUITY/RETAINED EARNINGS

                        (See Accountants' Review Report)

                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                                        2000                1999
                                                                                        ----                ----
INTERNET REVENUES                                                                $         1,131,431 $          787,278

COST OF REVENUES                                                                             790,716            497,564
                                                                                       -------------        -----------

GROSS PROFIT                                                                                 340,715            289,714
                                                                                       -------------        -----------

OPERATING EXPENSES
   Sales and marketing                                                                        40,635              6,737
   General and administrative                                                                112,225              9,947
                                                                                       -------------      -------------

      TOTAL OPERATING EXPENSES                                                               152,860             16,684
                                                                                       -------------       ------------

INCOME BEFORE PROVISION FOR INCOME TAXES                                                     187,855            273,030

PROVISION FOR INCOME TAXES                                                                    65,557                  0
                                                                                      --------------   ----------------

NET INCOME                                                                       $           122,298            273,030
                                                                                             =======

PROPRIETOR'S EQUITY AT BEGINNING OF PERIOD                                       $            44,231             33,066

NET INCOME THROUGH MARCH 6, 2000                                                              31,979

LESS PROPRIETOR'S DISTRIBUTIONS, NET OF
CONTRIBUTIONS AND DONATED SERVICES                                                            76,210            218,984
                                                                                      --------------        -----------

PROPRIETOR'S EQUITY                                                              $                 0 $           87,112
                                                                                                   =             ======

RETAINED EARNINGS AT BEGINNING OF PERIOD                                         $                 0

NET INCOME FROM MARCH 6, 2000
   THROUGH SEPTEMBER 30, 2000                                                                 90,319
                                                                                       -------------

RETAINED EARNINGS AT END OF PERIOD                                               $            90,319
                                                                                             ======

              The accompanying notes are an integral part of these
                             financial statements.

                          IMPULSE COMMUNICATIONS, INC.

                    STATEMENTS OF CASH FLOWS - DIRECT METHOD

                        (See Accountants' Review Report)


                                                                                          Nine Months Ended
                                                                                            September 30,
                                                                                       2000                1999
                                                                                       ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Cash received from customers                                                 $         1,108,039 $          731,567
   Cash paid to suppliers                                                                  (873,138)          (416,036)
                                                                                      --------------       ------------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                                             234,901            315,531
                                                                                      -------------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                                                    (11,127)            (6,547)
   Advances to stockholder                                                                 (172,592)                 0
                                                                                      --------------  ----------------

      NET CASH (USED) BY INVESTING ACTIVITIES                                              (183,719)            (6,547)
                                                                                      --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proprietor's withdrawals, net                                                            (96,210)          (308,984)
   Proceeds from note payable, line of credit                                                50,000                  0
                                                                                     --------------   ----------------

      NET CASH (USED) BY FINANCING ACTIVITIES                                               (46,210)          (308,984)
                                                                                     ---------------       ------------

NET INCREASE IN CASH                                                                          4,972                  0

CASH AT BEGINNING OF YEAR                                                                         0                  0
                                                                                 ------------------   ----------------

CASH AT END OF YEAR                                                             $             4,972 $                0
                                                                                              =====                 =



SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING AND FINANCING ACTIVITY:

The stockholder contributed $40,173 of net assets in exchange for 100% of the common stock (see Note 9). $20,000 and $90,000 are the estimated fair value of donated services performed by the chief executive officer for the nine months ended September 30, 2000 and 1999, respectively (see Note 9).


              The accompanying notes are an integral part of these
                             financial statements.

                                                                                           Nine Months Ended
                                                                                             September 30,
                                                                                        2000               1999
                                                                                        ----               ----
RECONCILIATION OF NET INCOME TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:
      Net income                                                                 $          122,298 $          273,030
                                                                                           -------             -------
      Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation                                                                       6,033              2,770
           Deferred taxes                                                                    (2,343)                 0
           Contributed assets                                                                40,173                  0
           Donated services - executive compensation                                         20,000             90,000
       (Increase) decrease in assets:
         Accounts receivable                                                                (63,564)           (55,711)
         Prepaid expenses                                                                    (7,430)             5,000
         Deposits                                                                            (4,293)                 0
       Increase (decrease) in liabilities:
         Accounts payable                                                                    23,832                442
         Accrued payroll and payroll taxes                                                   32,295                  0
         Accrued income taxes                                                                67,900                  0
                                                                                       ------------   ----------------

     TOTAL ADJUSTMENTS                                                                      112,603             42,501
                                                                                        -----------       ------------



NET CASH PROVIDED BY OPERATING ACTIVITIES                                        $          234,901 $          315,531
                                                                                            =======            =======


              The accompanying notes are an integral part of these
                             financial statements.

                          IMPULSE COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                        (See Accountants' Review Report)



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity - Impulse Communications, Inc. has assembled a portfolio of approximately 7,000 domain names and web sites on the internet. The sites are used to provide access to electronic commerce merchants and their customers. The Company conducts its business within one industry segment.

Inherent in Impulse Communications business are various risks and uncertainties, including the limited history of commerce on the internet. Future revenues are dependent on the continued growth and acceptance of the internet, use of the internet for information, publication, distribution and commerce, and acceptance of the Internet as an effective advertising medium.

Basis of Presentation - The proprietor opened its virtual doors on the web in January, 1995. On March 6, 2000 the proprietor incorporated. These financial statements report the combined activity from January 1, 2000 through September 30, 2000.

Recognition of Revenue - Internet revenues consist primarily of the following:

o Referral Commissions - Most of the Company's 7000 domain names and web sites are used as portals to create traffic to e-merchant sites (primarily adult content) who will pay a commission based on the ability of the traffic to generate sales. Referral commission revenues are recognized at the time the referral sale takes place.

o Subscription Revenues - Subscription revenues relates to customer subscription at an adult content and a traditional service related web site. Subscription periods are not greater than one month. Revenues are recognized in the month that the customer subscribes for the service, provided that no significant Company obligations remain and collection of the receivable is probable. Risk of loss is limited due to the use of pre-approved charges to customer credit cards.

o Domain Name Revenues - Revenues from the sale of domain names, if any, are recognized at the time when ownership of the domain name is transferred.


              The accompanying notes are an integral part of these
                             financial statements.

                          IMPULSE COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                        (See Accountants' Review Report)


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk - Financial instruments that subject the Company to concentrations of credit risk consist primarily of trade receivables. The carrying amount of the trade receivables approximates fair value due to their relatively short maturity. The Company generally does not require collateral on accounts receivable.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersion across the United States.

Allowance for Doubtful Accounts - Accounts receivable are considered by the Company to be fully collectable at September 30, 2000 and 1999, accordingly no allowance has been set up.

Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash - During the course of the normal business cycle, the Company may at times, maintain on deposit cash balances in excess of insured limits.

Income Taxes - Deferred taxes are provided on temporary differences arising from assets and liabilities whose basis are different for financial reporting and income tax purposes, primarily depreciable assets. Profits or losses of Impulse Communications at September 30, 1999 are attributable directly to the sole proprietor for income tax purposes. Consequently, an income tax provision has not been reflected in these financial statements.

Equipment - Equipment is stated at cost, less accumulated depreciation. Expenditures for routine repairs and maintenance are charged to operations as they are incurred while those which significantly improve or extend the lives of existing assets are capitalized. Depreciation is computed by the straight-line method over the estimated useful lives of the following assets:
                                                                      Estimated
                                  2000            1999              Useful Lives
                                  ----            ----              ------------

Computer hardware               $ 24,135         $ 13,008            3 Years
Less accumulated depreciation     10,512            3,488
                              ----------       -----------

                                $ 13,623         $  9,520
                            ==============    ==============

                          IMPULSE COMMUNICATIONS, INC.


              The accompanying notes are an integral part of these
                             financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                        (See Accountants' Review Report)



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Long-Lived  Assets  - In  accordance  with  SFAS  No.  121,  Accounting  for the
Impairment of Long- Lived Assets and for Long-Lived Assets to be Disposed of, the carrying value of long-lived assets is reviewed on a regular basis for existence of facts, or circumstances that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the Impairment based on un-discounted expected cash flow from the impairment asset.

Domain Names - The Company owns numerous domain names in the United Stated and some Internationally. Domain name registration fees are paid annually. The Company's policy is to evaluate its domain names prior to paying its annual registration renewal fees.


NOTE 2 - RELATED PARTY TRANSACTIONS

Accounts Payable - Included in accounts payable at September 30, 2000 and 1999 is $2,800 and $3,280 due to a related party for internet web page consulting services. Included in cost of revenues is $27,449 and $24,872 paid to the related party for the nine months ended September 30, 2000 and 1999, respectively.

Advances to Stockholder - Advances to stockholder consist of non-interest bearing advances to the Company stockholder that are expected to be repaid during the next operating cycle.


NOTE 3 - NOTE PAYABLE, LINE OF CREDIT

On August 8, 2000 the Company entered into an unsecured revolving line of credit that allows borrowings of up to $50,000, with interest at the bank's prime rate plus .5% (10% at September 30, 2000). The line of credit which is subject to other terms and conditions, is renewable and personally guaranteed by the majority stockholder.



              The accompanying notes are an integral part of these
                             financial statements.

                          IMPULSE COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000

                        (See Accountants' Review Report)

NOTE 4 - COMMITMENTS

Commissions - The Company has verbal and signed commission agreements with individuals to pay certain percentages based on profit or revenue generation at certain sites. Included in cost of revenues is commission expense in the amount of $32,691 and $16,218 for the nine months ended September 30, 2000 and 1999, respectively.

Facilities - The Company has leases for office space through June 30, 2001 and October, 2003. One of the leases is personally guaranteed by the majority stockholder.

Servers - The Company leases off-site dedicated server space under lease obligations that are accounted for as operating leases.

Future minimum rental payments under facility and operating leases greater than one year are as follows:


           Facilities     Servers      Total

2001       $   25,160    $  7,200    $ 32,360
2002       $   17,160    $  7,200    $ 24,360
2003       $   17,160    $  6,600    $ 23,760

Included in operating expenses is rent expense for equipment and facilities of approximately $34,500 and $12,600 for the nine months ended September 30, 2000 and 1999, respectively.

NOTE 5 - ADVERTISING

The  Company  expenses  advertising  and  promotional   materials  as  incurred.
Advertising expense included in operating expenses was $40,635 and $6,737 for the nine months ended September 30, 2000 and 1999, respectively.

NOTE 6 - COMMON STOCK

Common stock, $0.01 par value:
     Authorized 75,000,000 shares, issued and outstanding 10,008,000 shares.

Common shares are voting and dividends are paid at the discretion of the Board of Directors.

On March 6, 2000, the Company was incorporated. The sole proprietor contributed the assets to the corporation in exchange for 100% of the common stock. Based on SEC Staff Accounting Bulletin No. 48 the historical cost basis was used to record the contributed assets.

                          IMPULSE COMMUNICATIONS, INC.

              The accompanying notes are an integral part of these
                             financial statements.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                        (See Accountants' Review Report)

NOTE 7 - EARNINGS PER SHARE

The following information presents the computation of basic earnings per share ("EPS") for the September 30, 2000 period presented in the statement of operations using the common shares outstanding of the Company. EPS amounts presented have been calculated in accordance with Statement of Financial Accounting Standards No. 128. "Earnings Per Share" ("SFAS 128") establishes standards for computing and presenting EPS.

Basic EPS excludes dilution and is computed by dividing common shares available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company does not have any dilutive items and therefore diluted earnings per share are not presented.


Net income                                                   $  122,298
                                                           ================

Weighted average common shares outstanding *                 10,008,000
                                                           ================

Basic earnings per share                                     $     0.01
                                                           ================


*The weighted average number of common shares outstanding are treated as being the same at the beginning and end of period presented.


NOTE 8 - INCOME TAXES

The provision (benefit) for taxes on income consists of the following at September 30, 2000:

Current
     Federal                                                 $     50,776
     State                                                         17,124
                                                                -----------
                                                                   67,900
Deferred
     Federal                                                       (2,343)
     State                                                              0
                                                                ------------
                                                                   (2,343)
                                                                -------------
                                                              $    65,557
                                                                   ======


              The accompanying notes are an integral part of these
                             financial statements.

                          IMPULSE COMMUNICATIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                        (See Accountants' Review Report)



NOTE 8 - INCOME TAXES (CONTINUED)

The net deferred tax amount included in the accompanying balance sheet includes the following amount of deferred assets and liabilities as of September 30, 2000:


                                                  Current          Noncurrent

Deferred tax asset                              $       0          $    2,343
Deferred tax liability                                  0                   0
                                             ---------------
                                                $       0          $    2,343
                                             ===============     ==============

The deferred tax asset results from differing depreciation methods.


NOTE 9 - DONATED SERVICES

The estimated fair value of donated services performed by the chief executive officer included in cost of revenues is as follows for the nine months ended September 30:


                                                      2000              1999
                                                      ----              ----

Executive compensation                              $  20,000          $ 90,000
                                                 ============       ============



              The accompanying notes are an integral part of these
                             financial statements.

                           OTHER FINANCIAL INFORMATION

              The accompanying notes are an integral part of these
                             financial statements.

                          IMPULSE COMMUNICATIONS, INC.

                        (See Accountants' Review Report)




PRO FORMA PER SHARE DATA

Earnings Per share - The following information presents the computation of basic earnings per share ("EPS") for the September 30, 1999 period presented in the statements of operations using the common shares outstanding of the incorporated proprietorship. Effective March 6, 2000 the sole proprietorship was incorporated. EPS amounts presented have been calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes standards for computing and presenting EPS.

Basic EPS excludes dilution and is computed by dividing common shares available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company does not have any dilutive items and therefore diluted earnings per share are not presented.


Net income available to the sole proprietor                 $  273,030
Income tax effect
                                                              (106,481)

                                                            $  166,549
                                                          ===============

Weighted average number of common shares                    10,008,000
                                                          ===============
outstanding*

Basic earnings per share                                    $    0.02
                                                          ===============

* The weighted average number of common shares outstanding are treated as being the same at the beginning and end of the period presented.


              The accompanying notes are an integral part of these
                             financial statements.

                           ADAR ALTERNATIVE ONE, INC.
                  (f/k/a EIGHTH ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

                                                                          Pages

Independent Auditors' Report                                                   1

Financial Statements as of and for the period April 6, 1999 (date of incorporation) to December 31, 2000:

    Balance Sheet                                                              2

    Statement of Operations                                                    3

    Statement of Stockholders' Deficit                                         4

    Statement of Cash Flows                                                    5

    Notes to Financial Statements                                              6




--------------------------------------------------------------------------------

                   [LETTERHEAD OF KINGERY, CROUSE & HOHL P.A.]

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Adar Alternative One, Inc.:

We have audited the accompanying balance sheet of Adar Alternative One, Inc. (the "Company"), a development stage enterprise, as of December 31, 2000, and the related statements of operations, stockholders' deficit and cash flows for the period April 6, 1999 (date of incorporation) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2000, and the results of its operations and its cash flows for the period April 6, 1999 (date of incorporation) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery, Crouse & Hohl P.A.

January 3, 2001
Tampa, FL.

                           ADAR ALTERNATIVE ONE, INC.
                  (f/k/a EIGHTH ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                      BALANCE SHEET AS OF DECEMBER 31, 2000

------------------------------------------------------------------------------------------- --- ------------
------------------------------------------------------------------------------------------- --- ------------

TOTAL ASSETS                                                                                $             0
                                                                                            === ============



LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES- Accrued expenses                                                               $          750
                                                                                            --- ------------


STOCKHOLDERS' DEFICIT:
     Preferred stock - no par value -  20,000,000  shares  authorized;  0 shares issued and outstanding
                                                                                                         0
    Common stock - no par value - 50,000,000 shares
        authorized; 2,000,000 shares issued and outstanding                                             79
    Additional paid-in capital                                                                       7,000
    Deficit accumulated during the development stage                                                (7,829)
                                                                                            --- ------------

         Total stockholders' deficit                                                                  (750)
                                                                                            --- ------------

TOTAL                                                                                       $            0
                                                                                            === ============

--------------------------------------------------------------------------------
                       See notes to financial statements.


                           ADAR ALTERNATIVE ONE, INC.
                  (f/k/a EIGHTH ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
              for the period April 6, 1999 (date of incorporation)
                              to December 31, 2000

--------------------------------------------------------------------------------------- -- ----------------
--------------------------------------------------------------------------------------- -- ----------------

EXPENSES (substantially all related party):
   Professional fees                                                                    $            7,750
   Organizational costs                                                                                 79
                                                                                        -- ----------------

NET LOSS                                                                                $            7,829
                                                                                        == ================

NET LOSS PER SHARE:
   Basic and diluted                                                                    $                0
                                                                                        == ================
   Weighted average number of shares - basic and diluted                                         2,000,000
                                                                                        == ================

--------------------------------------------------------------------------------------- -- ----------------

                       See notes to financial statements.


                           ADAR ALTERNATIVE ONE, INC.
                  (f/k/a EIGHTH ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
              for the period April 6, 1999 (date of incorporation)
                              to December 31, 2000

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                                            Additional       During the
                                                      Common Stock           Paid-in        Development
                                                   Shares        Value       Capital          Stage              Total
                                                -------------  ----------  ------------  -----------------   --------------
Balances, April 6, 1999 (date
  of incorporation)                                        0        $  0         $   0            $     0           $    0

Proceeds from the issuance
  of common stock                                  2,000,000          79                                                79

Contributed capital in consideration
   for services rendered                                                         7,000                               7,000

Net loss for the period
  April 6, 1999 (date of incorporation)
  to December 31, 2000                                                                            (7,829)          (7,829)
                                                -------------  ----------  ------------  -----------------   --------------


Balances, December 31, 2000                        2,000,000       $  79       $ 7,000         $  (7,829)         $  (750)
                                                =============  ==========  ============  =================   ==============


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

                       See notes to financial statements.


                           ADAR ALTERNATIVE ONE, INC.
                  (f/k/a EIGHTH ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
              for the period April 6, 1999 (date of incorporation)
                              to December 31, 2000

----------------------------------------------------------------------------------------------- --- --------------
----------------------------------------------------------------------------------------------- --- --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                                    $        (7,829)
     Adjustments to reconcile net loss to net cash used in operating activities:
          Increase in accrued expenses                                                                       750
          Non-cash expenses                                                                                7,000
                                                                                                --- --------------

NET CASH USED IN OPERATING ACTIVITIES                                                                        (79)
                                                                                                --- --------------

CASH FLOWS FROM FINANCING ACTIVITIES-
      Issuance of common stock                                                                                79
                                                                                                --- --------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                        0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                                 0
                                                                                                --- --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                         $             0
                                                                                                === ==============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
      Interest and taxes paid                                                                    $             0
                                                                                                === ==============

----------------------------------------------------------------------------------------------- --- --------------
----------------------------------------------------------------------------------------------- --- --------------

                       See notes to financial statements.

                           ADAR ALTERNATIVE ONE, INC.
                  (f/k/a EIGHTH ENTERPRISE SERVICE GROUP, INC.)
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Adar Alternative One, Inc., f/k/a Eighth Enterprise Service Group, Inc., (the "Company") was incorporated under the laws of the state of Florida on April 6, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to investigate and, if such investigation warrants, engage in business combinations. The planned principal operations of the Company have not commenced; therefore accounting policies and procedures have not yet been established.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements. The reported amounts of revenues and expenses during the reporting period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of approximately $8,000 for the period April 6, 1999 (date of incorporation) to December 31, 2000 and anticipates incurring continued losses. In addition, the Company may require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C - INCOME TAXES

During the period April 6, 1999 (date of incorporation) to December 31, 2000, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

At December 31, 2000, the Company had a net operating loss carryforward of approximately $800 for tax purposes. The carryforward will be available to offset future taxable income through the year ended December 31, 2020. The deferred income tax asset arising from this net operating loss carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset as its realization did not meet the required asset recognition standard established by SFAS 109.


NOTE D - RELATED PARTY TRANSACTIONS

During the period April 6, 1999 (date of incorporation) to December 31, 2000, the Company's president provided various and administrative services, and a portion of his home for office space, for $1,000 per quarter. These services and office space provided have been recorded as contributed capital.


NOTE E - LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128 "Earnings per Share" ("SFAS No. 128") and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the number of common and common equivalent shares outstanding during the period. There were no common equivalent shares outstanding during the period April 6, 1999 (date of incorporation) to December 31, 2000; as such, basic and diluted net loss per share are identical.


NOTE F - PROPOSED MERGER

The Company has entered into a merger agreement with Impulse Communications, Inc. which it anticipates will close in the year 2001. In conjunction with the merger the Company has agreed to effect an exchange of shares whereby the current shareholders of the Company may retain four percent (4%) of the number of shares outstanding after such closing and will be paid approximately $125,000 for expenses and services related to the merger. During 2000, $85,000 of the fee was paid to the shareholders of the Company.

--------------------------------------------------------------------------------

                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)

                          AUDITED FINANCIAL STATEMENTS
                         AND OTHER FINANCIAL INFORMATION

                                DECEMBER 31, 1999




                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)

          AUDITED FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION

                                DECEMBER 31, 1999



AUDITED FINANCIAL STATEMENTS


INDEPENDENT AUDITORS' REPORT...................................................1

BALANCE SHEETS.................................................................2

STATEMENTS OF OPERATIONS AND PROPRIETOR'S EQUITY...............................3

STATEMENTS OF CASH FLOWS - DIRECT METHOD.......................................4

NOTES TO FINANCIAL STATEMENTS..................................................6


OTHER FINANCIAL INFORMATION


INDEPENDENT AUDITORS' REPORT ON OTHER FINANCIAL INFORMATION...................11

 SELECTED FINANCIAL INFORMATION...............................................12

 PRO FORMA PER SHARE DATA.....................................................14




INDEPENDENT AUDITORS' REPORT To the Sole Proprietor
Impulse Communications

We have audited the accompanying balance sheets of Impulse Communications (A Sole Proprietorship) as of December 31, 1999 and 1998, and the related statements of operations and proprietor's equity and cash flows - direct method for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Impulse Communications (A Sole Proprietorship) as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As more fully described in Note 5, subsequent to the issuance of the Company's 1999 and 1998 financial statements and our report thereon dated February 28, 2000, we became aware that those financial statements did not reflect the estimated fair value of donated services. In our original report we expressed an unqualified opinion on the 1999 and 1998 financial statements, and our opinion on the revised statements, as expressed herein, remains unqualified.


GRAY, GRAY & GRAY, LLP


Westwood, Massachusetts
February 28, 2000, except as to the forth paragraph above and Note 5 which are as of September 11, 2000

October 5, 2000


Mr. Eric Borgos
Impulse Communications
468 Kingstown Road #4
Wakefield, RI 02879

Dear Mr. Borgos:

     We enclose herewith ten (10) copies of your financial statements for Impulse Communications for the year ended December 31, 1999.

Very truly yours,

GRAY, GRAY & GRAY, LLP




                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)

                                 BALANCE SHEETS


                                     ASSETS

                                                                                              December 31,
                                                                                          1999            1998
                                                                                          ----            ----

                                   CURRENT ASSETS
                                   Accounts receivable                                $ 53,873         $ 38,026
                                     Prepaid expenses
                                                                                             0             5,00
                                                                                          ----             ----

                                    TOTAL CURRENT ASSETS                                53,873           43,026
                                                                                        ------           ------

                    EQUIPMENT, net of accumulated depreciation of $4,478
      in 1999 and $718 in 1998                                                           8,530            5,743
                                                                                      --------           ------

        TOTAL ASSETS                                                                  $ 62,403         $ 48,769
                                                                                      ========          =======


                                            LIABILITIES AND PROPRIETOR'S EQUITY

                                    CURRENT LIABILITIES
                                     Accounts payable                                 $ 18,172         $ 15,703
                                                                                      --------          -------

                                 TOTAL CURRENT LIABILITIES                              18,172           15,703
                                                                                        ------           ------

                                    PROPRIETOR'S EQUITY                                 44,231           33,066
                                                                                         ------          ------

                         TOTAL LIABILITIES AND PROPRIETOR'S EQUITY                    $ 62,403         $ 48,769
                                                                                      =========         ========

   The accompanying notes are an integral part of these financial statements.


IMPULSE COMMUNICATIONS
(A Sole Proprietorship)

                STATEMENTS OF OPERATIONS AND PROPRIETOR'S EQUITY




                                                                                Year Ended December 31,
                                                                                1999               1998
                                                                                ----               ----

INTERNET REVENUES                                                           $1,049,024         $430,200

COST OF REVENUES                                                               745,008          412,534
                                                                          -------------      ------------

GROSS PROFIT                                                                   304,016           17,666
                                                                           -------------      ------------

OPERATING EXPENSES
      Sales and marketing                                                        7,042           10,734
      General and administrative                                               --------
                                                                                19,770            6,228
                                                                                ------            -----

        TOTAL OPERATING EXPENSES                                                26,812           16,962
                                                                                ------           ------

        NET INCOME                                                             277,204              704

        PROPRIETOR'S EQUITY AT BEGINNING OF YEAR                                33,066            7,407

        PROPRIETOR'S DISTRIBUTIONS, NET OF CONTRIBUTIONS
      AND DONATED SERVICES                                                     266,039          (24,955)
                                                                           -------------      -------------

PROPRIETOR'S EQUITY AT END OF YEAR                                             $44,231           $33,066
                                                                               =======            =======

   The accompanying notes are an integral part of these financial statements.


IMPULSE COMMUNICATIONS
(A Sole Proprietorship)

                    STATEMENTS OF CASH FLOWS - DIRECT METHOD



                                                                             Year Ended December 31,
                                                                             1999                1998
                                                                             ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
      Cash received from customers                                         $1,033,177            $400,816
      Cash paid to suppliers                                                 (640,591)           (299,310)
                                                                             ---------           ---------

        NET CASH PROVIDED BY OPERATING ACTIVITIES                             392,586             101,506
                                                                              -------             -------

        CASH FLOWS FROM INVESTING ACTIVITIES

      Purchase of equipment                                                    (6,547)            (6,461)
                                                                              -------             -------

        NET CASH (USED) BY INVESTING ACTIVITIES                                (6,547)            (6,461)
                                                                              -------             -------

        CASH FLOWS FROM FINANCING ACTIVITIES

      Proprietor's withdrawals, net                                          (386,039)           (95,045)
                                                                             ---------           --------

        NET CASH (USED) BY FINANCING ACTIVITIES                              (386,039)           (95,045)
                                                                             ---------           --------

        NET INCREASE IN CASH                                                        0                  0



        CASH AT BEGINNING OF YEAR                                                   0                  0
                                                                                    -                  -

        CASH AT END OF YEAR                                                        $0                 $0
                                                                                   ==                 ==



SUPPLEMENTAL SCHEDULE OF NONCASH OPERATING
      AND FINANCING ACTIVITY:
      Estimated fair value of donated services performed by
      the chief executive officer                                            $120,000           $120,000
                                                                             ========           ========

   The accompanying notes are an integral part of these financial statements.

                                                                              Year Ended December 31,
                                                                               1999               1998
                                                                               ----               ----
RECONCILIATION OF NET INCOME TO NET CASH
      PROVIDED BY OPERATING ACTIVITIES:
        Net income                                                            $277,204           $704
                                                                              --------           ----
        Adjustments to reconcile net income to net cash
          provided by operating activities:
             Depreciation                                                        3,760            718
             Donated services - executive compensation                         120,000        120,000
        (Increase) decrease in assets:
          Accounts receivable                                                  (15,847)       (29,383)
          Prepaid expenses                                                       5,000         (5,000)
        Increase (decrease) in liabilities:
          Accounts payable                                                       2,469         14,467
                                                                                 -----          ------

      TOTAL ADJUSTMENTS                                                        115,382        100,802
                                                                               -------        -------


      NET CASH PROVIDED BY OPERATING ACTIVITIES                               $392,586       $101,506
                                                                              ========       ========

   The accompanying notes are an integral part of these financial statements.

                             IMPULSE COMMUNICATIONS
                            (A Sole Proprietorship)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity - Impulse Communications (The Proprietorship) is a sole proprietorship that has assembled a portfolio of approximately 6,400 domain names and web sites on the internet. The sites are used to provide access to electronic commerce merchants and their customers.

The Proprietor opened its virtual doors on the web in January, 1995 and conducts its business within one industry segment.

Inherent in Impulse Communications business are various risks and uncertainties, including the limited history of commerce on the internet. Future revenues are dependent on the continued growth and acceptance of the internet, use of the internet for information, publication, distribution and commerce, and acceptance of the Internet as an effective advertising medium.

Recognition of Revenue - Internet revenues consist primarily of the following:

o Referral Commissions - Most of the Proprietorship's 6,400 domain names and web sites are used as portals to create traffic to e-merchant sites (primarily adult content) who will pay a commission based on the ability of the traffic to generate sales. Referral commission revenues are recognized at the time the referral sale takes place.

o Subscription Revenues - Subscription revenues relates to customer subscription at an adult content and a traditional service related web site. Subscription periods are not greater than one month. Revenues are recognized in the month that the customer subscribes for the service, provided that no significant Proprietorship obligations remain and collection of the receivable is probable. Risk of loss is limited due to the use of pre-approved charges to customer credit cards.

o Domain Name Revenues - Revenues from the sale of domain names, if any, are recognized at the time when ownership of the domain name is transferred.

Financial Instruments and Concentrations of Credit Risk - Financial instruments that subject the Proprietorship to concentrations of credit risk consist primarily of trade receivables. The carrying amount of the trade receivables approximates fair value due to their relatively short maturity. The Proprietorship generally does not require collateral on accounts receivable.


                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments and Concentrations of Credit Risk (Continued)

For the year ended December 31, 1999, one customer accounted for 11.33% of revenues. For the year ended December 31, 1998 there was one customer, different from the one in 1999, who accounted for 18.34% of revenues. Except for the preceding customers, concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Proprietorship's customer base, and their dispersion across the United States.

Allowance for Doubtful Accounts - Accounts receivable are considered by the Proprietor to be fully collectable at December 31, 1999, accordingly no allowance has been set up.

Use of Estimates - The presentation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes - Profits or losses of Impulse Communications are attributable directly to the sole Proprietor for income tax purposes. Consequently, an income tax provision has not been reflected in these financial statements.

Equipment - Equipment is stated at cost, less accumulated depreciation. Expenditures for routine repairs and maintenance are charged to operations as they are incurred while those which significantly improve or extend the lives of existing assets are capitalized. Depreciation is computed by the straight-line method over the estimated useful lives of the following assets:

                                                                      Estimated
                                       1999          1998           Useful Lives
                                       ----          ----           ------------

Computer hardware                   $  13,008      $ 6,461             3 Years
Less accumulated depreciation           4,478          718
                                   -----------   ------------
                                    $   8,530      $ 5,743
                                  ============  =============



                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

Long-Lived Assets - In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the carrying value of long-lived assets is reviewed on a regular basis for existence of facts, or circumstances that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Proprietorship will measure the amount of the Impairment based on un-discounted expected cash flow from the impairment asset.

Domain  Names - The  Proprietorship  owns  numerous  domain  names in the United
Stated and some Internationally. Domain name registration fees are paid annually. The Proprietorship's policy is to evaluate its domain names prior to paying its annual registration renewal fees.



NOTE 2 - RELATED PARTY TRANSACTIONS

Included in accounts payable at December 31, 1999 is $2,783 due to a related party for internet web page consulting services. Included in operating expenses is $32,735 and $16,980 paid to the related party for the years ended December 31, 1999 and 1998, respectively.



NOTE 3 - COMMITMENTS

Commissions - The Proprietorship has verbal commission agreements with individuals to pay certain percentages based on profit or revenue generation at certain sites. Included in operating expenses is commission expense in the amount of $31,249 and $23,320 for the years ended December 31, 1999 and 1998, respectively.

Facility - The Proprietorship has a lease for office space through June 30, 2000.




                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999




NOTE 3 - COMMITMENTS (CONTINUED)

Servers - The Proprietorship leases off-site dedicated server space under lease obligations that are accounted for as operating leases.

Future minimum rental payments under facility and operating leases are as follows for the years ended December 31:

                    Facility          Servers        Total

2000                 $4,800            $47,728       $52,528
2001                 $7,200             $7,200
2002                 $7,200             $7,200
2003                 $6,600             $6,600

Included in operating expenses is rent expense for equipment and facilities in the amount of $27,662 and $4,998 for the years ended December 31, 1999 and 1998, respectively.



NOTE 4 - ADVERTISING

The Proprietorship expenses advertising and promotional materials as incurred. Advertising expense included in operating expenses was $7,042 and $10,734 for the years ended December 31, 1999 and 1998, respectively.


NOTE 5 - DONATED SERVICES

The estimated fair value of donated services performed by the chief executive officer included in cost of revenues is as follows for the years ended December 31:

                                                      1999           1998
                                                      ----           ----
Executive compensation                            $120,000       $120,000
                                              =============  ==============


                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999


NOTE 6 - SUBSEQUENT EVENT

Incorporation - Effective March 6, 2000 the Proprietorship incorporated under the laws of the State of Nevada.



                           OTHER FINANCIAL INFORMATION




           INDEPENDENT AUDITORS REPORT ON OTHER FINANCIAL INFORMATION

To the Sole Proprietor
Impulse Communications

Our audits for the years ended December 31, 1999 and 1998 were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



GRAY, GRAY & GRAY, LLP
Westwood, Massachusetts
February 28, 2000

                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)


SELECTED FINANCIAL INFORMATION

The following selected financial data for the years ended December 31, 1999 and 1998 is derived from the Financial Statement's of the Proprietorship. The data should be read in conjunction with the Financial Statements.

                                                  Year Ended December 31,
                                                  1999               1998
                                                  ----               ----

Income statement data:
      Internet revenues                        $1,049,024          $430,200
      Cost of revenues                            745,008           412,534
                                                  -------            -------
      Gross profit                                304,016            17,666
                                                  -------            -------
      Operating expenses:
        Sales and marketing                         7,042            10,734
        General and administrative

                                                   19,770             6,228
                                                   ------             -----
      Total operating expenses
                                                   ------
                                                   26,812            16,962
                                                   ------             ------
      Net income                                 $277,204           $   704
                                           =================  =================

      Common share data:
      Net income per share                            N/A              N/A
      Book value                                      N/A              N/A
      Weighted average common shares outstanding      N/A              N/A
      Period end shares outstanding                   N/A              N/A

      Balance sheet data:
      Total assets                               $ 62,403           $ 48,769
                                                 ===========        ===========
      Working capital                            $ 35,701           $ 27,323
                                                 ===========        ===========
      Long-term obligations                      $      0           $      0
                                                 ===========        ===========
      Proprietor equity                          $ 44,231           $ 33,066
                                                 ===========        ===========

                             IMPULSE COMMUNICATIONS
                             (A Sole Proprietorship)





PRO FORMA PER SHARE DATA

Earnings Per Share - The following information presents the computation of basic earnings per share ("EPS") for the periods presented in the statements of operations using the common shares outstanding of the incorporated proprietorship. Effective March 6, 2000 the sole proprietorship was incorporated. EPS amounts presented have been calculated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS 128"). SFAS 128 establishes standards for computing and presenting EPS.

Basic EPS excludes dilution and is computed by dividing common shares available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company does not have any dilutive items and therefore diluted earnings per share are not presented.

                                                         Year Ended December 31,
                                                         1999               1998
                                                         ----               ----

Net income available to the sole proprietor              $277,204          $704
Merger fee effect
                                                         (125,000)            0
                                                     --------------           -
                                                          152,204           704
Income tax effect                                         (42,610)         (106)
                                                     ---------------    -------

                                                         $109,594          $598
                                                         ========          ====

Weighted average number of common shares outstanding*  10,008,000     10,008,000
                                                       ===========   ===========

Basic earnings per share                              $    0.0110     $  0.0001
                                                       ===========   ===========

* The weighted average number of common shares outstanding are treated as being the same at the beginning and end of the period presented.




Adar Alternative One, Inc.

Prospectus

TABLE OF CONTENTS
SOLICITATION OF WRITTEN CONSENTS...................................................................................6
WRITTEN CONSENT....................................................................................................7
SUMMARY............................................................................................................8
RISK FACTORS......................................................................................................12
MERGER TRANSACTION................................................................................................16
IMPULSE COMMUNICATIONS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......29
IMPULSE COMMUNICATIONS BUSINESS...................................................................................31
IMPULSE COMMUNICATIONS MANAGEMENT.................................................................................51
IMPULSE COMMUNICATIONS LEGAL PROCEEDINGS..........................................................................51
IMPULSE COMMUNICATIONS PRINCIPAL STOCKHOLDERS.....................................................................52
DESCRIPTION OF IMPULSE COMMUNICATIONS, INC'S CAPITAL STOCK........................................................52
ADAR ALTERNATIVE ONE'S BUSINESS...................................................................................53
COMPARISON OF RIGHTS OF ADAR ALTERNATIVE ONE STOCKHOLDERS AND IMPULSE COMMUNICATIONS SHAREHOLDERS.................58
AVAILABLE INFORMATION.............................................................................................58
EXPERTS...........................................................................................................59
LEGAL MATTERS.....................................................................................................59


Dealer prospectus delivery obligation

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The date of this prospectus is **.

PART II

     ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

          Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

          Articles and bylaws. The Company's Articles of Incorporation and the Company's bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Item 2

     1     Agreement and Plan of Merger and Reorganization  *

Item 3

     1    Articles of Incorporation of the Registrant.(1)
     2    Bylaws of the Registrant (1)
     3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger. *
     4. Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger. *

Item 4

     1    Form of Common Stock Certificate of the Registrant.(1)

Item 5

     1    Legal Opinion of Williams Law Group, P.A.

Item 10

      1.    Sample Internet Billing terms #1
      2.    Sample Internet Billing terms #2

Item 23

      1     Consent of GRAY, GRAY & GRAY, LLP
      2     Consent of KINGERY, CROUSE AND HOHL, P.A.
      3     Consent of WILLIAMS LAW GROUP, P.A.(to be included in Exhibits 5.1).

     All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

     Information pertaining to its Common Stock is contained in its Articles of Incorporation and By-Laws.


ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to:

1.File,   during  any  period  in  which  it  offers  or  sells  securities,   a
post-effective amendment to this registration statement to:

         i.Include any prospectus required by section 10(a)(3) of the Securities Act;

         ii.Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement. iii.Include any additional or changed material information on the plan of distribution.

2.For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.Respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

5.Supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on January 8, 2001.

                                          ADAR ALTERNATIVE ONE, INC.

                                          By: /s/  Sidney Golub
                                            ------------------------------------
                                                   Sidney Golub
                                                   President and Treasurer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------- ----------------------------- ---------------------
SIGNATURE                      TITLE                           DATE
-------------------------- ----------------------------- ---------------------
-------------------------- ----------------------------- ---------------------
                               President and Treasurer    1-8-01
-------------------------- ---------------------------- ----------------------